Exhibit 10.21

FOURTEENTH AMENDMENT TO REVOLVING CREDIT
AND SECURITY AGREEMENT
This FOURTEENTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 13, 2017 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
Borrowers, Lenders and Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).
Borrowers have requested that Agent and Lenders provide Borrower with an Equipment Loan and make certain other amendments to the Credit Agreement. Agent and Lenders are agreeable to the Borrowers’ requests but only on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
A.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
B.Amendments to the Credit Agreement. The Credit Agreement is, as of the Fourteenth Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section C of this Amendment, hereby amended as set forth in Exhibit A, with all revisions to the Credit Agreement reflected in Exhibit A in redlined format. The amendments to the Credit Agreement and addition to the exhibits to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement, as applicable, are intended to be affected hereby.
C.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Fourteenth Amendment Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
1.Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment;
2.Equipment Note. Borrower shall have delivered to Agent an executed original of the Equipment Note in form attached hereto as Exhibit B;
3.Amendment to Fee Letter. Borrower shall have delivered to Agent an executed original of the First Amendment to the Fee Letter.
4.Flood Hazard Determinations. Agent shall have received flood hazard determinations acceptable to Agent for all Real Property described in a Mortgage;
5.Resolutions. Borrower shall have delivered to Agent executed corporate resolutions from each Borrower authorizing the terms of the Amendment;
6.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
7.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

8.Fee. Borrowers shall have delivered to Agent in immediately available funds an amendment fee in the amount of $12,500;
9.Real Estate. At the expense of Borrowers, Borrowers will cooperate with Agent by entering into one or more amendments to the real estate mortgages/deeds of trust encumbering the real property in Arkansas to increase the principal amount of the encumbrances to $52,500,000 and cause (a) such amendments to be recorded in the real estate records within ninety days of the date hereof and (b) the endorsement of the title policies to reflect the amendments; and
10.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
D.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
1.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
2.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
E.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
F.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
G.Integration. This Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
H.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
I.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Fourteenth Amendment Effective Date.
J.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
K.Governing Law. This Amendment is a Loan Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.
L.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
M.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
N.Jury Trial Waiver. To the extent not prohibited by applicable law, each party to this Amendment hereby expressly waives any right to trial by jury of any claim, demand, action, or cause of action 1. arising under this Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or 2. in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise and each party hereto hereby consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury, and that any party to this Amendment may file an original counterpart or a copy of this Section with any court as written evidence of the consents of the parties hereto to the waiver of their right to trial by jury. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Article XII of the Credit Agreement, INCLUDING WITHOUT LIMITATION SECTION 12.3, shall apply to this Amendment.
O.Total Agreement. This Amendment, the Credit Agreement, and the other Loan Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.
[Remainder of Page Intentionally Left Blank]Signature Page to Fourteenth Amendment to Revolving Credit and Security Agreement [Virco]
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower
By:

Name:	Robert E. Dose

Title:	Vice President
VIRCO INC.,

a Delaware corporation, as a Borrower
By:

Name:	Robert E. Dose

Title:	Vice President

Signature Page to Fourteenth Amendment to Revolving Credit and Security Agreement [Virco]
PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By:

Name:	Jeanette Vandenbergh
Title:      Senior Vice President

84751049
Exhibit A

53708450_~~14~~16
This CONFORMED COPY includes:

First Amendment to Revolving Credit and Security Agreement dated June 15, 2012;
Second Amendment to Revolving Credit and Security Agreement dated July 27, 2012;
Third Amendment to Revolving Credit and Security Agreement dated September 12, 2012;
Fourth Amendment to Revolving Credit and Security Agreement dated December 6, 2012;
Fifth Amendment to Revolving Credit and Security Agreement dated March 1, 2013;
Sixth Amendment to Revolving Credit and Security Agreement dated January 9, 2014;
Seventh Amendment to Revolving Credit and Security Agreement dated April 15, 2014;
Eighth Amendment to Revolving Credit and Security Agreement dated August 18, 2014; ~~and~~
Ninth Amendment to Revolving Credit and Security Agreement dated March 31, ~~2015.~~2015;
Tenth Amendment to Revolving Credit and Security Agreement dated June 18, 2015;
Eleventh Amendment to Revolving Credit and Security Agreement dated December 1, 2015;
Twelfth Amendment to Revolving Credit and Security Agreement dated April 4, 2016;
Thirteenth Amendment to Revolving Credit and Security Agreement dated October 27, 2016; and
Fourteenth Amendment to Revolving Credit and Security Agreement dated March 13, 2017

REVOLVING CREDIT
AND
SECURITY AGREEMENT
PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AS AGENT)
WITH
VIRCO MFG. CORPORATION,
a Delaware corporation

AND

VIRCO INC.,
a Delaware corporation
(AS BORROWERS)
THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO

AND

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

December 22, 2011
TABLE OF CONTENTS
(continued)
Page
53708450_~~14~~16

ARTICLE I	DEFINITIONS 1

1.1	Accounting Terms 1

1.2	General Terms 1

1.3	Uniform Commercial Code Terms ~~24~~26

1.4	Certain Matters of Construction ~~24~~26

ARTICLE II	ADVANCES, PAYMENTS ~~25~~27

2.1	Revolving Advances ~~25~~27

2.2	Procedure for ~~Revolving Advances Borrowing 26~~Advance Borrowings 28

2.2X	Equipment Loans 30

2.3	Disbursement of Advance Proceeds ~~28~~31

2.4	Maximum Advances ~~29~~31

2.5	Repayment of Advances ~~29~~31

2.6	Repayment of Excess Advances ~~29~~32

2.7	Statement of Account ~~29~~32

2.8	Letters of Credit ~~30~~32

2.9	Issuance of Letters of Credit ~~30~~32

2.10	Requirements For Issuance of Letters of Credit ~~30~~33

2.11	Disbursements, Reimbursement ~~31~~33

2.12	Repayment of Participation Advances ~~32~~34

2.13	Documentation ~~32~~35

2.14	Determination to Honor Drawing Request ~~33~~35

2.15	Nature of Participation and Reimbursement Obligations ~~33~~35

2.16	Indemnity ~~34~~37

2.17	Liability for Acts and Omissions ~~34~~37

2.18	Additional Payments ~~35~~38

2.19	Manner of Borrowing and Payment ~~35~~38

2.20	Mandatory Prepayments ~~37~~39

2.21	Use of Proceeds ~~37~~40

2.22	Defaulting Lender ~~38~~40

ARTICLE III	INTEREST AND FEES ~~39~~41

3.1	Interest ~~39~~41

3.2	Letter of Credit Fees ~~39~~41

3.3	[Intentionally Omitted.] ~~40~~42

3.4	Fee Letter ~~40~~42

3.5	Computation of Interest and Fees ~~40~~42

3.6	Maximum Charges ~~40~~42

3.7	Increased Costs ~~40~~43

3.8	Basis for Determining Interest Rate Inadequate or Unfair ~~41~~43

3.9	Capital Adequacy ~~42~~44

3.10	Gross Up for Taxes ~~42~~44

3.11	Withholding Tax Exemption ~~42~~45

3.12	Replacement of Lenders ~~43~~45

ARTICLE IV	COLLATERAL: GENERAL TERMS ~~44~~46

4.1	Security Interest in the Collateral ~~44~~46

4.2	Perfection of Security Interest ~~44~~46

4.3	Disposition of Collateral ~~45~~47

4.4	Preservation of Collateral ~~45~~47

4.5	Ownership of Collateral ~~45~~48

4.6	Defense of Secured Parties’ Interests ~~46~~48

4.7	Books and Records ~~46~~49

4.8	Financial Disclosure ~~47~~49

4.9	Compliance with Laws ~~47~~49

4.10	Inspections and Appraisals ~~47~~49

4.11	Insurance ~~47~~49

4.12	Failure to Pay Insurance ~~48~~50

4.13	Payment of Taxes ~~48~~51

4.14	Payment of Leasehold Obligations ~~49~~51

4.15	Receivables ~~49~~51

4.16	Inventory ~~51~~53

4.17	Maintenance of Equipment ~~51~~53

4.18	Exculpation of Liability ~~51~~54

4.19	Environmental Matters ~~52~~54

4.20	Financing Statements ~~54~~56

4.21	Deposit and Investment Accounts ~~54~~56

4.22	New and Newly Registered Intellectual Property ~~54~~56

ARTICLE V	REPRESENTATIONS AND WARRANTIES ~~55~~57

5.1	Authority ~~55~~57

5.2	Formation and Qualification ~~55~~57

5.3	Survival of Representations and Warranties ~~55~~57

5.4	Tax Returns ~~56~~58

5.5	Financial Statements ~~56~~58

5.6	Entity Names ~~56~~58

5.7	O.S.H.A ~~57~~ and Environmental Compliance 58

5.8	Solvency; No Litigation, Violation, Indebtedness or Default ~~57~~59

5.9	Patents, Trademarks, Copyrights and Licenses ~~58~~60

5.10	Licenses and Permits ~~58~~60

5.11	Default of Indebtedness; No Default ~~59~~60

5.12	No Default ~~59~~61

5.13	No Burdensome Restrictions ~~59~~61

5.14	No Labor Disputes ~~59~~61

5.15	Margin Regulations ~~59~~61

5.16	Investment Company Act ~~59~~61

5.17	Disclosure ~~59~~61

5.18	Swaps ~~60~~61

5.19	Conflicting Agreements ~~60~~62

5.20	Application of Certain Laws and Regulations ~~60~~62

5.21	Business and Property of Credit Parties ~~60~~62

5.22	Section 20 Subsidiaries ~~60~~62

5.23	Anti-Terrorism Laws ~~60~~62

5.24	Trading with the Enemy ~~61~~63

5.25	Ricoh Financing Statement ~~61~~63

5.26	Commercial Tort Claims ~~61~~63

ARTICLE VI	AFFIRMATIVE COVENANTS ~~61~~63

6.1	Payment of Fees ~~61~~63

6.2	Conduct of Business and Maintenance of Existence and Assets ~~61~~63

6.3	Violations ~~62~~63

6.4	Government Receivables ~~62~~64

6.5	Financial Covenants ~~62~~64

6.6	Execution of Supplemental Instruments ~~63~~65

6.7	Payment of Indebtedness ~~63~~65

6.8	Standards of Financial Statements ~~64~~65

6.9	~~Post-Closing Covenants 64~~[Reserved]. 65

ARTICLE VII	NEGATIVE COVENANTS ~~64~~65

7.1	Merger, Consolidation, Acquisition and Sale of Assets 65

7.2	Creation of Liens ~~65~~66

7.3	Guarantees ~~65~~66

7.4	Investments ~~65~~66

7.5	[Intentionally Omitted.] ~~66~~67

7.6	Capital Expenditures ~~66~~67

7.7	Dividends ~~66~~67

7.8	Indebtedness ~~67~~68

7.9	Nature of Business ~~67~~68

7.10	Transactions with Affiliates ~~67~~68

7.11	[Intentionally Omitted.] ~~68~~69

7.12	Subsidiaries ~~68~~69

7.13	Fiscal Year and Accounting Changes ~~68~~69

7.14	Pledge of Credit ~~68~~69

7.15	Amendment of Articles of Incorporation, By-Laws ~~68~~69

7.16	Compliance with ERISA ~~68~~69

7.17	Prepayment of Funded Debt ~~69~~70

7.18	Anti-Terrorism Laws ~~69~~70

7.19	Membership/Partnership Interests ~~69~~70

7.20	Trading with the Enemy Act ~~69~~70

7.21	Clean Down ~~69~~70

7.22	Leases ~~69~~70

ARTICLE VIII	CONDITIONS PRECEDENT ~~70~~71

8.1	Conditions to Initial Advances ~~70~~71

8.2	Conditions to Each Advance ~~73~~74

8.3	Conditions to Each Equipment Loan 75

ARTICLE IX	INFORMATION AS TO CREDIT PARTIES ~~74~~75

9.1	Disclosure of Material Matters ~~74~~75

9.2	Schedules ~~74~~75

9.3	Environmental Reports ~~75~~76

9.4	Litigation ~~75~~76

9.5	Material Occurrences ~~75~~76

9.6	Government Receivables ~~76~~77

9.7	Annual Financial Statements ~~76~~77

9.8	Quarterly Financial Statements ~~76~~77

9.9	Monthly Financial Statements ~~76~~77

9.10	Other Reports ~~76~~77

9.11	Additional Information ~~76~~77

9.12	Projected Operating Budget ~~77~~78

9.13	Variances From Operating Budget ~~77~~78

9.14	Notice of Suits, Adverse Events ~~77~~78

9.15	ERISA Notices and Requests ~~77~~78

9.16	Additional Documents ~~78~~79

ARTICLE X	EVENTS OF DEFAULT ~~78~~79

10.1	Nonpayment ~~78~~79

10.2	Breach of Representation ~~78~~79

10.3	Noncompliance ~~78~~79

10.4	Judicial Actions ~~79~~80

10.5	Judgments ~~79~~80

10.6	Bankruptcy ~~79~~80

10.7	Inability to Pay ~~79~~80

10.8	Affiliate Actions ~~79~~80

10.9	Lien Priority ~~79~~80

10.10	Cross Default ~~79~~80

10.11	Breach of Guaranty 80

10.12	Change of Control ~~80~~81

10.13	Invalidity ~~80~~81

10.14	Licenses ~~80~~81

10.15	Seizures ~~80~~81

10.16	Operations ~~80~~81

10.17	Pension Plans ~~80~~81

10.18	Section 6.5 Covenants 81

ARTICLE XI	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT ~~81~~82

11.1	Rights and Remedies ~~81~~82

11.2	Agent’s Discretion ~~82~~83

11.3	Setoff ~~82~~83

11.4	Rights and Remedies not Exclusive ~~82~~83

11.5	Allocation of Payments After Event of Default 83

ARTICLE XII	WAIVERS AND JUDICIAL PROCEEDINGS ~~83~~84

12.1	Waiver of Notice ~~83~~84

12.2	Delay 84

12.3	Jury Waiver; California Judicial Reference 84

ARTICLE XIII	EFFECTIVE DATE AND TERMINATION ~~86~~87

13.1	Term ~~86~~87

13.2	Termination ~~86~~87

ARTICLE XIV	REGARDING AGENT 87

14.1	Appointment 87

14.2	Nature of Duties ~~87~~88

14.3	Lack of Reliance on Agent and Resignation ~~87~~88

14.4	Certain Rights of Agent ~~88~~89

14.5	Reliance ~~88~~89

14.6	Notice of Default ~~88~~89

14.7	Indemnification ~~88~~89

14.8	Agent in its Individual Capacity 89

14.9	Delivery of Documents ~~89~~90

14.10	Borrowers’ Undertaking to Agent ~~89~~90

14.11	No Reliance on Agent’s Customer Identification Program ~~89~~90

14.12	Other Agreements ~~89~~90

ARTICLE XV	BORROWING AGENCY; GUARANTY 90

15.1	Borrowing Agency Provisions 90

15.2	Joint and Several Liability of Borrowers ~~90~~91

15.3	Guaranty 91

15.4	Waivers and Agreements 93

ARTICLE XVI	MISCELLANEOUS 96

16.1	Governing Law 96

16.2	Entire Understanding ~~96~~97

16.3	Successors and Assigns; Participations; New Lenders ~~98~~99

16.4	Application of Payments ~~100~~101

16.5	Indemnity ~~100~~101

16.6	Notice 101

16.7	Survival 102

16.8	Severability 102

16.9	Expenses 102

16.10	Injunctive Relief ~~102~~103

16.11	Consequential Damages ~~102~~103

16.12	Captions 103

16.13	Counterparts; Facsimile Signatures 103

16.14	Construction 103

16.15	Confidentiality; Sharing Information 103

16.16	Publicity ~~103~~104

16.17	Certifications From Banks and Participants; USA PATRIOT Act 104

vii
53708450_~~14~~16

LIST OF EXHIBITS AND SCHEDULES
EXHIBITS

Exhibit 1.2(a)	Borrowing Base Certificate

Exhibit 1.2(b)	Compliance Certificate

Exhibit 2.1(a)	Revolving Credit Notes

Exhibit 2.2X	Equipment Loan Notes

Exhibit 8.1(k)	Financial Condition Certificate

Exhibit 16.3	Commitment Transfer Supplement
SCHEDULES

Schedule A	Notice Addresses

Schedule 1.2	Permitted Encumbrances

Schedule 4.5	Equipment and Inventory Locations

Schedule 4.15(h)	Deposit and Investment Accounts

Schedule 4.19	Real Property

Schedule 5.1	Consents

Schedule 5.2(a)	States of Qualification and Good Standing

Schedule 5.2(b)	Subsidiaries

Schedule 5.4	Federal Tax Identification Number

Schedule 5.6	Prior Names

Schedule 5.8(b)	Litigation

Schedule 5.8(d)	Plans

Schedule 5.9	Intellectual Property, Source Code Escrow Agreements

Schedule 5.10	Licenses and Permits

Schedule 5.14	Labor Disputes

Schedule 5.26	Commercial Tort Claims

Schedule 7.3	Guarantees
Schedule 7.4    Investments
Schedule 7.8     Indebtedness

100
53708450_~~14~~16

53708450_~~14~~16
REVOLVING CREDIT
AND
SECURITY AGREEMENT
This REVOLVING CREDIT AND SECURITY AGREEMENT dated as of December 22, 2011, among VIRCO MFG. CORPORATION, a corporation organized under the laws of the State of Delaware (“VMC”), VIRCO INC., a corporation organized under the laws of the State of Delaware (“Virco” and, together with VMC and each Person that becomes a party hereto pursuant to Section 7.12 as a borrower, each a “Borrower”, and collectively “Borrowers”), the Persons from time to time party hereto pursuant to Section 7.12 as a guarantor (each a “Guarantor”, and collectively “Guarantors”), the financial institutions that are now or that hereafter become a party hereto (collectively, “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

ARTICLE I
ARTICLE II
ARTICLE IIIDEFINITIONS
1.Accounting Terms
. As used in this Agreement, the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, have the respective meanings given to them under GAAP; provided, however, that whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended January 31, 2011. Any reference herein to GAAP “as consistently applied” shall mean GAAP as consistently applied after giving effect to any changes in GAAP, provided, that any financial statements delivered pursuant to Sections 9.7, 9.8 or 9.9 that are prepared after any such change in GAAP shall be accompanied by a reconciliation between such financial statements after giving effect to such change in GAAP and such financial statements without giving effect to such change GAAP. Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial covenant or requirement set forth in any Loan Document, and either Borrowing Agent, Agent, or Required Lenders so requests, Agent and Borrowing Agent shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Agent) it being understood that a Default or Event of Default under Section 6.5 shall not occur solely as a result of a change in GAAP to the extent such Default or Event of Default would not have occurred absent such change in GAAP; provided that, until so amended, (a) such covenant or requirement will continue to be determined in accordance with GAAP prior to such change, and (b) Borrowers shall provide to Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such covenant or requirement made both before and after giving effect to such change in GAAP.
2.General Terms
. For purposes of this Agreement the following terms have the following meanings:
“Accountants” has the meaning set forth in Section 9.7.
“Advance Rates” means, collectively, the Receivables Advance Rate and the Inventory Advance Rate.
“Advances” means and includes the Revolving Advances ~~and~~, the Letters of Credit, and the Equipment Loans.
“Affiliate” means, with respect to any Person (the “subject Person”), (a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with the subject Person, or (b) any Person who is a director, managing member, general partner, or officer (i) of the subject Person, (ii) of any Subsidiary of the subject Person, or (iii) of any Person described in clause (a) preceding. For purposes of this definition, “control” of a Person means the power, direct or indirect, (y) to vote 10.0% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person or (z) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract, or otherwise.
“Agent” has the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
“Agreement” means this Revolving Credit Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the Federal Funds Open Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for an Interest period of one month plus 1%.
“Anti-Terrorism Laws” means any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).
“Applicable Law” means all laws (including Environmental Laws), rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.
“Applicable Margin” shall mean, as of any date of determination, the number of percentage points set forth below opposite the level then in effect, it being understood that the Applicable Margin for (i) ~~Loans~~Advances that are Domestic Rate Loans shall be the percentage set forth under the column “Domestic Rate Loans” and (ii) ~~Loans~~Advances that are Eurodollar Rate Loans shall be the percentage set forth under the column “Eurodollar Rate Loans”:

Level	EBITDA (measured fiscal year to date)	Domestic Rate Loans		Eurodollar Rate Loans
		Revolving Advances	EquipmentLoans	Revolving Advances	EquipmentLoans
I	Less than or equal to ($4,700,000)	1.50	1.00	2.50	2.00
II	Greater than ($4,700,000), but less than or equal to ($2,800,000)	1.25	1.00	2.25	2.00
III	Greater than ($2,800,000), but less than or equal to $7,400,000	1.00	1.00	2.00	2.00
IV	Greater than $7,400,000, but less than or equal to $10,500,000	0.75	1.00	1.75	2.00
V	Greater than $10,500,000	0.50	1.00	1.50	2.00
Each Applicable Margin set forth above shall be adjusted, to the extent applicable, five (5) Business Days after Parent shall have delivered Agent copies of its annual or quarterly financial statements, together with a Compliance Certificate, in each case, pursuant to Section 9.7 or 9.8 (containing the calculation of the EBITDA for the applicable measurement period set forth therein). Prior to the delivery of such financial statements and Compliance Certificate with respect to the fiscal quarter ending on January 31, 2012, the Applicable Margins shall be set at Level III. If VMC shall fail to deliver such financial statements and Compliance Certificate within the time periods set forth for such delivery in Section 9.7 or 9.8, as applicable, Agent may, if it elects by notice to the Borrowing Agent (provided, that no notice shall be required if an Event of Default has occurred under Section 10.6 or an event described in Section 11.1(a)(iii) has occurred), adjust the Applicable Margins to the highest (i.e., most expensive) Level over the then current Level until five (5) Business Days following the delivery of such financial statements and Compliance Certificate, following which the Applicable Margin shall thereafter be determined in accordance with the information set forth in such Compliance Certificate. In the event Agent disputes the calculations or results of any such certificate, the Applicable Margin shall not be adjusted until such dispute is resolved. If Agent reasonably determines that the EBITDA calculation contained in any Compliance Certificate delivered pursuant to Section 9.7 or 9.8 hereof was inaccurate at any time prior to the payment in full of all of other Obligations and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin actually applied for such period, then (x) VMC shall promptly deliver to Agent a correct Compliance Certificate for such period, (y) the Applicable Margins shall be determined as if the correct Applicable Margins (as set forth in the table above) were applicable for such period, and (z) Borrowers shall promptly deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such period.
“ATS Inventory” means Inventory that constitutes “assemble-to-ship” Inventory.
“Authority” has the meaning set forth in Section 4.19(d).
“Availability” means (a) the lesser of (i) the Maximum Revolving Advance Amount, minus the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, or (ii) the Formula Amount, minus (b) the aggregate amount of all outstanding Revolving Advances.
“Base Rate” means the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.
“Bank Products” shall mean any one or more of the following financial products or accommodations extended to any Credit Party or its Subsidiaries by Agent or any Lender or any of Agent’s or any Lender’s respective Affiliates: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P~~-~~‑cards”), or (f) any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
“Bank Products Obligations” shall mean all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Credit Party or its Subsidiaries to Agent or any Lender or any of Agent’s or any Lender’s respective Affiliates in respect of Bank Products and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
“Blocked Accounts” has the meaning set forth in Section 4.15(h).
“Blocked Account Bank” has the meaning set forth in Section 4.15(h).
“Blocked Person” has the meaning set forth in Section 5.23(b).
“Borrower” or “Borrowers” has the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.
“Borrowers on a Consolidated Basis” means the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries.
“Borrowers’ Account” has the meaning set forth in Section 2.7.
“Borrowing Agent” means VMC.
“Borrowing Base Certificate” means a certificate in substantially the form of Exhibit 1.2(a) duly executed by the President, Vice President Finance or Controller of Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” means any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey, or Pasadena, California, and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.
“Capital Expenditures” means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures, excluding, however, any such expenditure (a) constituting leasehold improvement expenditures that are actually paid for or reimbursed by unaffiliated third parties and (b) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is (i) not in excess of the amount of insurance proceeds or condemnation awards received in cash by the Credit Parties relating to any such damage, loss, destruction or condemnation and (ii) made within one hundred and eighty (180) days of the date of receipt of such insurance proceeds or condemnation awards.
“Capitalized Lease Obligation” means any Indebtedness of any Credit Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601, et seq.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than members of the Virtue Family, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the equity securities of VMC entitled to vote for members of the board of directors or equivalent governing body of VMC on a fully-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right), provided that in no event may the Virtue Family hold more than 45% in the aggregate of such equity securities of VMC; or
(b)    VMC fails to own directly or indirectly 100% of the issued and outstanding Equity Interests of any of its Subsidiaries (other than pursuant to any merger, transaction or other event expressly permitted by Section 7.1).
“Charges” means all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the PBGC or any other Governmental Body, environmental agency or superfund), upon the Collateral or any Credit Party.
“Closing Date” means December 22, 2011.
“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Collateral” means and includes all of each Credit Party’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located:

(a)    Receivables;
(b)    Equipment;
(c)    General Intangibles;
(d)    all Inventory;
(e)    all Investment Property;
(f)    all Real Property described in a Mortgage;
(g)    all Subsidiary Stock;
(h)    the Leasehold Interests described in a Mortgage;
(i)    (i) its respective goods and other property including all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Credit Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Credit Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of such Credit Party’s contract rights, rights of payment that have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by such Credit Party, all real and personal property of third parties in which such Credit Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which such Credit Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Credit Party;
(j)    all of such Credit Party’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Credit Party or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this definition; and
(k)    all proceeds and products of clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) of this definition in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.
Notwithstanding the foregoing, Collateral shall not include, and no Credit Party shall be deemed to have granted a security interest in: (A) any rights or interests in any license, contract or agreement to which such Credit Party is a party to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, such license, lease, contract or agreement; (B) property owned by such Credit Party that is subject to a purchase money Lien or Capitalized Lease Obligation permitted under this Agreement if the lease, license, contract, property right or agreement to which such Lien is granted prohibits or requires the consent of any Person other than such Credit Party or its Affiliates as a condition to the creation of any other Lien on such property; (C) any voting stock of a Foreign Subsidiary in excess of 65% of all outstanding voting stock of such Foreign Subsidiary; (D) any rights or property, including any intent-to-use trademark applications to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest in such rights or property or would otherwise result in a material loss of rights from the creation of such security interest therein; or (E) any rights or interests in the Leasehold Interest for the leased Real Property of the Credit Parties located at 2027 Harpers Way and Torrance, CA 90501, other than in each case of the foregoing clauses (A) and (B), to the extent the terms of any of the foregoing could be rendered ineffective pursuant to 9-406, 9-407 or 9-408 of the UCC or other Applicable Law; provided, that immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and each Credit Party shall be deemed to have granted a security interest in, all such rights and interests or other assets, as the case may be, as if such provision had never been in effect; and provided, further, that notwithstanding any such restriction, Collateral shall, to the extent such restriction does not by its terms apply thereto, include all rights incident or appurtenant to any such rights or interests and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such rights and interests (all of the foregoing to the extent excluded from “Collateral” pursuant to this paragraph being referred to herein as “Excluded Property”).
“Commitment Percentage” of any Lender means the percentage set forth below such Lender’s name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or 16.3(d).
“Commitment Transfer Supplement” means a document in the form of Exhibit 16.3, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.
“Compliance Certificate” means a compliance certificate in the form of that attached hereto as Exhibit 1.2(b), appropriately completed and signed by the Vice President Finance, Treasurer or Controller of Borrowing Agent.
“Consents” means all filings, licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on the business of the Credit Parties and their Subsidiaries or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the other Loan Documents, including any Consents required under all applicable federal, state or other Applicable Law.
“Consigned Inventory” means Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, sale on approval, or other basis that does not constitute a final sale and acceptance of such Inventory.
“Controlled Group” means, at any time, each Credit Party and each of its Subsidiaries and all members of their respective controlled groups of corporations and all trades or businesses (whether or not incorporated) under common control with any Credit Party or any Subsidiary of a Credit Party and all other entities which, together with any Credit Party or any Subsidiary of a Credit Party, are treated as a single employer under Section 414 of the Code. Any entity shall continue to be considered a member of a Controlled Group of a Credit Party or a Subsidiary thereof with respect to liabilities arising after the period in which the entity is considered a single employer with any Credit Party or any such Subsidiary for which any Credit Party or any such Subsidiary could be liable under the Code or ERISA.
“Credit Parties” shall mean Borrowers and the Guarantors, and “Credit Party” shall mean any of them.
“Customer” means and includes the account debtor with respect to any Receivable of a Person and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with such Person, pursuant to which such Person is to deliver any personal property or perform any services.
“Customs” has the meaning set forth in Section 2.10(b).
“Default” means an event, circumstance or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.1.
“Defaulting Lender” has the meaning set forth in Section 2.22(a).
“Depository Accounts” has the meaning set forth in Section 4.15(h).
“Dilution Percent” means the percentage obtained by dividing (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to all Receivables, by (b) gross sales.
“Dilution Reserve” means a reserve against the Formula Amount in an amount equivalent to a 1.00% reduction in the Receivables Advance Rate for each percentage point (or portion thereof) by which the Dilution Percent exceeds 5.00%.
“Documents” has the meaning set forth in Section 8.1(c).
“Dollar” and the sign “$” means lawful money of the United States of America.
“Domestic Rate Loan” means any Advance that bears interest based upon the Alternate Base Rate.
“Drawing Date” has the meaning set forth in Section 2.11(b).
“Early Termination Date” has the meaning set forth in Section 13.1.
“Earnings Before Interest and Taxes” means for any period the sum of (a) net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding extraordinary gains and losses), plus (b) all interest expense of Borrowers on a Consolidated Basis for such period, plus (c) all charges against income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes actually expensed for such period.
“EBITDA” means for any period, with respect to Borrowers on a Consolidated Basis, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses for such period, plus (c) amortization expenses for such period, plus (d) to the extent deducted in determining net income of the Borrowers on a Consolidated Basis, non-cash compensation expense (including deferred non-cash compensation expense), other non-cash expenses, or charges arising from the sale or issuance of stock, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements) or non-cash interest and accretion charges related to pension plan adjustments.
“Eleventh Amendment” means the Eleventh Amendment to Revolving Credit and Security Agreement dated as of December 1, 2015 among Borrowers, the Lenders party thereto and Agent.
“Eleventh Amendment Date” means December 1, 2015.
“Eligible Assignee” shall mean (a) a commercial bank, or any Affiliate thereof, organized under the laws of the United States, or any state thereof, which has total assets in excess of $500,000,000 and (b) a commercial bank, or any Affiliate thereof, organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which (i) is acting through a branch or agency located in the United States, and (ii) has total assets in excess of $500,000,000, (c) any Lender or Affiliate (other than a natural Person) of a Lender, (d) so long as no Default or Event of Default has occurred and is continuing, any other Person (other than a natural Person) approved by Borrower (which approval of Borrower shall not be unreasonably withheld, conditioned or delayed), and (e) during the continuation of a Default or an Event of Default, any other Person.
    “Eligible ATS Inventory” means ATS Inventory that otherwise qualifies as Eligible Finished Goods Inventory except for the fact that such Inventory constitutes “assemble-to-ship” Inventory.

“Eligible Inventory” means Eligible ATS Inventory, Eligible Finished Goods Inventory and Eligible Work In Process Inventory.
“Eligible Finished Goods Inventory” means and includes Inventory, excluding work in process and ATS Inventory, with respect to each Borrower, valued at the lower of cost or market value, determined on a first-in-first-out basis, that is not, in Agent’s Permitted Discretion, obsolete, slow moving or unmerchantable and that Agent, in its Permitted Discretion, does not deem to be ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate in its Permitted Discretion, including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance). In addition, Inventory shall not be Eligible Finished Goods Inventory if it: (a) does not conform to all applicable standards imposed by any Governmental Body that has regulatory authority over such goods or the use or sale thereof; (b) is in transit (other than in transit between locations of the Credit Parties, which locations are in the United States); (c) is located outside the United States or at a location that is not otherwise in compliance with this Agreement; (d) constitutes Consigned Inventory; (e) is the subject of an Intellectual Property Claim that Agent determines in its Permitted Discretion could have an adverse impact on the ability to sell or otherwise dispose of or realize upon such Inventory or the value thereof; (f) is subject to a License Agreement or other agreement that limits, conditions or restricts any Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; or (g) is situated at a location not owned by a Borrower unless (i) the owner or occupier of such location has executed a Lien Waiver Agreement or (ii) Agent, in its sole discretion, establishes a Landlord Reserve in lieu of a Lien Waiver.
“Eligible Receivables” means and includes with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business and that Agent, in its Permitted Discretion, does not deem to be an ineligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:
(a)    it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;
(b)    it is due or unpaid more than (i) sixty (60) days after the original due date or (ii) ninety (90) days after the original invoice date;
(c)    fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder (such percentage may, in Agent’s Permitted Discretion, be increased or decreased from time to time);
(d)    any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
(e)    the Customer shall: (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors; (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated a bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors; (vii) acquiesce to, or fail to have dismissed, any petition that is filed against it in any involuntary case under such bankruptcy laws; or (viii) take any action for the purpose of effecting any of the foregoing;
(f)    the sale is to a Customer outside the United States of America or Canada, unless the sale is (i) on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion or (ii) insured pursuant to credit insurance acceptable to Agent in its sole discretion that is issued by a credit insurer and pursuant to documentation (including an assignment to Agent of such credit insurance and the proceeds thereof) that is, in each case, acceptable to Agent in its sole discretion, provided, that the aggregate amount of Receivables included pursuant to this clause (f)(ii) shall not exceed a sublimit to be established by Agent from time to time in its sole discretion;
(g)    the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
(h)    Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;
(i)    the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727, et seq. and 41 U.S.C. Sub-Section 15, et seq.), in the case of the United States of America or any department, agency or instrumentality thereof, or, if requested by Agent pursuant to Section 6.4, has otherwise complied with other applicable statutes or ordinances, in the case of any state or any department, agency or instrumentality thereof;
(j)    the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(k)    the Receivables of the Customer exceed fifteen percent (15%) of the amount of all Receivables of the Borrowers;
(l)    the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason, but only to the extent of such offset, deduction, defense, dispute, or counterclaim;
(m)    the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business, but only to the extent of such discount, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(n)    any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed, but only to the extent of such return, rejection, repossession, or dispute;
(o)    such Receivable is not payable to a Borrower; or
(p)    such Receivable is not otherwise satisfactory to Agent as determined by Agent in its Permitted Discretion.
“Eligible Work In Process Inventory” means Inventory that otherwise qualifies as Eligible Finished Goods Inventory except for the fact that such Inventory constitutes “work in process” Inventory (excluding (i) Eligible ATS Inventory and (ii) any such Inventory at or in transit to a third party processor for finishing such Inventory (other than Valley Plating located in Conway, Arkansas for same day or next day finishing), including to any third party for processor for chrome plating or otherwise, provided that such Inventory may be included as “Eligible Work In Process Inventory” upon return of such Inventory by such third party to the Borrowers).
“Environmental Complaint” has the meaning set forth in Section 4.19(d).
“Environmental Laws” means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws (including common laws), statutes, ordinances and codes relating to human health and safety, pollution or the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.
“Equipment” means and includes as to any Person, all of such Person’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.
“Equipment Loan Rate” shall mean (a) with respect to Equipment Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin for Equipment Loans plus the Alternate Base Rate and (b) with respect to Equipment Loans that are LIBOR Rate Loans, the sum of the Applicable Margin for Equipment Loans plus the LIBOR Rate.
“Equipment Loans” shall have the meaning set forth in Section 2.2X hereof.
“Equipment Notes” shall mean, collectively, the promissory notes referred to in Section 2.2X hereof.
“Equity Interests” of any Person means any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Eurodollar Alternate Source”), at approximately 11:00 a.m., London time two (2) Business Days prior to the first day of such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Eurodollar Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)) for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give prompt notice to Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
“Eurodollar Rate Loan” means an Advance at any time that bears interest based on the Eurodollar Rate.
“Event of Default” has the meaning set forth in Article X.
“Exchange Act” has the mean the Securities Exchange Act of 1934, as amended.
“Excluded Property” has the meaning set forth in the definition of “Collateral”.
“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Extraordinary Receipts” means all Net Cash Proceeds received by Borrowers or Guarantors not in the Ordinary Course of Business, including: (a) foreign, United States, state or local tax refunds; (b) pension plan reversions; (c) proceeds of business interruption insurance; (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action; (e) indemnity payments; (f) (i) 50% of the net proceeds for the issuance of Equity Interests expressly permitted hereunder (other than issuances to a Credit Party) and (ii) 100% of all other Equity Issuances; and (g) proceeds of any issuance of Funded Debt (other than Funded Debt permitted pursuant to Section 7.8); and (h) any purchase price adjustment received in connection with any purchase agreement. .
“Federal Funds Effective Rate” for any day means the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1.00%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided that, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (a “Federal Funds Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Federal Funds Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Federal Funds Alternate Source, a comparable replacement rate determined by the PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.
“Fee Letter” means that certain amended and restated fee letter dated as of April 4, 2016 among Borrowers and PNC, as amended, restated, or otherwise modified from time to time.
“Financial Condition Certificate” has the meaning set forth in Section 8.1(k).
“Fifth Amendment” means the Fifth Amendment to Revolving Credit and Security Agreement dated as of March 1, 2013, among Borrowers, the Lenders party thereto and Agent.
“Fifth Amendment Date” means March 1, 2013.
“First Amendment” shall mean the First Amendment to Revolving Credit and Security Agreement dated as of June 15, 2012, among Borrowers, the Lenders party thereto and Agent.
“First Amendment Date” shall mean June 15, 2012.
“Fixed Charge Coverage Ratio” means, for Borrowers on a Consolidated Basis, with respect to any fiscal period, the ratio of:
(a)EBITDA, plus capitalized lease payments during such period, minus Unfinanced Capital Expenditures made during such period, minus cash taxes paid during such period; to
(b)the sum of all cash actually expended to make (i) interest payments on any Advances hereunder (other than amortization of fees and other non-interest expense hereunder), plus (ii) payments with respect to any other

Funded Debt (other than principal payments in respect of Revolving Advances that are not made in connection with a permanent reduction to the Maximum Revolving Advance Amount), plus (iii) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (iv) capitalized lease payments, plus (v) Restricted Payments.
“Foreign Subsidiary” of any Person, means any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.
“Formula Amount” has the meaning set forth in Section 2.1(a).
“Fourteenth Amendment” means the Fourteenth Amendment to Revolving Credit and Security Agreement dated as of March [__], 2017 among Borrowers, the Lenders party thereto and Agent.
“Fourteenth Amendment Date” means March [__], 2017.
“Fourth Amendment” shall mean the Fourth Amendment to Revolving Credit and Security Agreement dated as of December 6, 2012, among Borrowers, the Lenders party thereto and Agent.
“Fourth Amendment Date” shall mean December 6, 2012.
“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of each Borrower, the Obligations and, without duplication, Indebtedness consisting of guaranties of any of the foregoing Indebtedness of other Persons.
“GAAP” means generally accepted accounting principles in the United States of America.
“General Intangibles” means and includes, with respect to any Person, all of such Person’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.
“Governmental Body” means any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.
“Gross-Up Payment” has the meaning set forth in Section 3.10.
“Guarantor” has the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.
“Guarantor Security Agreement” means any Security Agreement executed by any Guarantor in favor of Agent securing the Guaranty of such Guarantor, in form and substance satisfactory to the Agent.

“Guaranty” means any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent, including the guaranty set forth in Section 15.3.
“Hazardous Discharge” has the meaning set forth in Section 4.19(d).
“Hazardous Substance” means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or regulated under CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.
“Hazardous Wastes” means all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
“Hedge Liabilities” has the meaning provided in the definition of “Lender-Provided Interest Rate Hedge”.
“Inchoate Obligations” means contingent indemnification or expense reimbursement Obligations other than those related to claims, causes of action, or liabilities that have been asserted or threatened or that otherwise can be reasonably identified by the Agent or any Lender based on the then-known facts and circumstances.
“Indebtedness” of a Person at a particular date means all obligations of such Person that, in accordance with GAAP, would be classified upon a balance sheet as liabilities (except (a) capital stock and surplus earned or otherwise and (b) trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices no later than sixty (60) days after the incurrence thereof) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually has been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.
“Indemnitees” means, collectively, all Secured Parties and each of their respective officers, directors, Affiliates, attorneys, employees and agents, and “Indemnitee” means any of the foregoing Persons, individually.
“Ineligible Security” means any security that may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.
“Intellectual Property” means property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.
“Intellectual Property Claim” means the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Credit Party’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset violates any ownership of or right to use any Intellectual Property of such Person.
“Interest Period” means the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).
“Interest Rate Hedge” means an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Credit Party or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Credit Party and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
“Inventory” means and includes, with respect to any Person, all of such Person’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description that are or might be used or consumed in such Person’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
“Inventory Sublimit” means (a) during the period commencing on December 1 of each fiscal year of VMC and ending on August 31 of such fiscal year, $30,000,000, (b) during the period commencing on September 1 of each fiscal year of VMC and ending on October 31 of such fiscal year, $20,000,000 and (c) during the period commencing on November 1 of each fiscal year of VMC and ending on the last day of ~~December~~November in such fiscal year, $12,500,000.
“Inventory Advance Rate” has the meaning set forth in Section 2.1(a)(y)(ii).
“Investment Property” means and includes, with respect to any Person, all of such Person’s now owned or hereafter acquired investment property, securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.
“Issuer” means any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.
“Landlord Reserve” shall mean, as to each location at which a Borrower has Inventory or books and records located and as to which a Lien Waiver Agreement has not been received by Agent, a reserve in an amount equal to three months’ rent or expense, as applicable, for such location; provided, that for Borrowers’ leased location at 2027 Harpers Way, Torrance, California, in lieu of a Landlord Waiver Agreement, Agent will implement an immediate three month rent reserve.
“Leasehold Interests” means all of each Credit Party’s right, title and interest in and to the premises located at 2027 Harpers Way and Torrance, CA 90501 and 1655 Amity Road Conway, AR 72034
“Lender” and “Lenders” has the meaning ascribed to such term in the preamble to this Agreement and shall include each Person that becomes a transferee, successor or assign of any Lender.
“Lender-Provided Interest Rate Hedge” means an Interest Rate Hedge provided by any Lender and with respect to which Agent confirms meets the following requirements: such Interest Rate Hedge (a) is documented in a standard International Swap Dealer Association Agreement; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities of any Credit Party to the provider of any Lender-Provided Interest Rate Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under each Guaranty and secured obligations under each Guarantor Security Agreement (unless otherwise specified in any such guaranty or Guarantor Security Agreement) and otherwise treated as Obligations for purposes of each of the Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents.
“Letter of Credit Fees” has the meaning set forth in Section 3.2.
“Letter of Credit Borrowing” has the meaning set forth in Section 2.11(d).
“Letter of Credit Sublimit” means $3,000,000.
“Letters of Credit” has the meaning set forth in Section 2.8.

“License Agreement” means any agreement between any Credit Party and a Licensor pursuant to which such Credit Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Credit Party or otherwise in connection with such Credit Party’s business operations (other than any off-the-shelf, shrink wrap or other generally commercially available pre-packaged software products or licenses).
“Licensor” means any Person from whom any Credit Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Credit Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Credit Party’s business operations.
“Licensor/Agent Agreement” means an agreement between Agent and a Licensor, in form and content satisfactory to Agent in its Permitted Discretion, by which Agent is given the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to and to complete manufacture of and dispose of any Credit Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Credit Party’s default under any License Agreement with such Licensor.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.
“Lien Waiver Agreement” means an agreement, in form and substance acceptable to Agent, executed in favor of Agent in its Permitted Discretion by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.
“Limited Purpose Deposit Account” means the deposit account of VMC maintained with Wells Fargo Bank, National Association on the Closing Date to the extent such deposit account (a) is subject to Agent’s control on the Closing Date and sole control after notice by Agent to such account bank and (b) on and after November 15, 2012 (or such later date as Agent shall agree in its sole discretion), does not contain amounts on deposit therein in excess of (i) amounts solely used by VMC to make employee payroll and (ii) amounts not in excess of $100,000 per calendar month solely used to pay charge backs and fees in connection with merchant card services provided by Wells Fargo Bank, National Association to Borrowers.
“Loan Documents” means the ~~Revolving Credit~~ Notes, the Fee Letter, any Guaranty, any Guarantor Security Agreement, any Mortgage, any Pledge Agreement, any Patent Security Agreement, any Trademark Security Agreement, any Lender-Provided Interest Rate Hedge and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Credit Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.
“Material Adverse Effect” means a material adverse effect on: (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of any Credit Party; (b) any Credit Party’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof; (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien; or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the other Loan Documents.
“Maximum Equipment Loan Amount” shall mean $2,500,000 less repayments of the Equipment Loans.

“Maximum Face Amount” means, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
“Maximum Revolving Advance Amount” means (a) during the period commencing on March 1 of each fiscal year of VMC and ending on August 31 of such fiscal year, $49,500,000, (b) during the period commencing on September 1 of each fiscal year of VMC and ending on October 31 of such fiscal year, $40,000,000 and (c) during the period commencing on November 1 of each fiscal year of VMC and ending on the last day of February in such fiscal year, $30,000,000.
“Maximum Undrawn Amount” means with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn (whether or not any of the circumstances permitting the beneficiary to so draw exist at the time of determination), including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
“Modified Commitment Transfer Supplement” has the meaning set forth in Section 16.3(d).
“Mortgage” means the mortgage or deed of trust on the Real Property securing the Obligations, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.
“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA to which any Credit Party or any member of the Controlled Group is required to contribute on behalf of its employees or with respect to which any Credit Party or any member of the Controlled Group has or could reasonably be expected to have liability, contingent or otherwise.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA, and to which any Credit Party or any member of the Controlled Group contributes or has or could reasonably be expected to have liability, contingent or otherwise.
“Net Cash Proceeds” means gross cash proceeds less (a) bona fide direct costs incurred to non-Affiliates of any Credit Party in connection with obtaining such proceeds, including (i) legal fees and fees of accountants and consultants, and (ii) transfer or similar taxes actually payable by such Credit Party with respect thereto and (b) the amounts necessary to discharge any Permitted Encumbrances with respect thereto which have priority over Agent’s Liens.
“Net Invoice Cost” shall mean, with respect to Equipment, the net invoice cost of such Equipment (excluding taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs).
“Ninth Amendment” means the Ninth Amendment to Revolving Credit and Security Agreement dated as of March 31, 2015 among Borrowers, the Lenders party thereto and Agent.
“Ninth Amendment Date” means March 31, 2015.
“Notes” shall mean collectively, the Equipment Notes and the Revolving Credit Notes.
“Obligations” means and includes (a) any and all Indebtedness, loans, advances, debts, liabilities, obligations, covenants and duties owing by the Credit Parties (or any of them) to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Credit Party, or that would have accrued but for the commencement of such proceeding, in each case, whether or not a claim for post-filing or post-petition interest or other amounts is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement and the other Loan Documents, together with all Bank Products Obligations and Hedge

Liabilities, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, or guarantee, under any interest or currency swap, future, option or other similar agreement (including indebtedness, liabilities, and obligations of Credit Parties with respect to any Lender-Provided Interest Rate Hedge), or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including amendments, extensions, renewals or increases, and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses and all obligations of any Credit Party to Agent or Lenders to perform acts or refrain from taking any action, (b) all obligations of any type described in the foregoing clause (a) arising in respect of Lender-Provided Interest Rate Hedges and (c) all obligations of any type described in the foregoing clause (a) arising in respect of cash management or other services provided by PNC or any of its Affiliates.
“Ordinary Course of Business” means with respect to any Credit Party, the ordinary course of such Credit Party’s business as conducted on the Closing Date, including any reasonably related extensions thereof in the same line of business conducted by such Credit Party on the Closing Date.
“Out-of-Formula Loans” has the meaning set forth in Section 16.2(b).
“Parent” of any Person means a corporation or other entity owning, directly or indirectly greater than 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.
“Participant” has the meaning set forth in Section 16.3(b).
“Participation Advance” has the meaning set forth in Section 2.11(d).
“Participation Commitment” means each Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.
“Patent Security Agreement” means the Patent Security Agreement, dated as of the Closing Date, between Borrowers and Agent.
“Payee” shall have the meaning set forth in Section 3.10.
“Payment Office” means initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, that it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Peak Season” means the period from December 1 through August 31 of each fiscal year of the Borrowers.
“Pension Benefit Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (a) is maintained or contributed to by any Credit Party or any member of the Controlled Group for employees of any Credit Party or any member of the Controlled Group; or (b) has at any time within the preceding five years been maintained or contributed to by any Credit Party or by any entity which was at such time a member of the Controlled Group.

“Pension Funding Rules” shall mean the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Benefit Plans and set forth in Section 412, 430, 431 and 432 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Permitted Discretion” shall mean a determination made in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment.
“Permitted Encumbrances” means: (a) Liens in favor of Agent for the benefit of Agent, Lenders and other Secured Parties under the Loan Documents; (b) Liens for taxes, assessments, levies or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Credit Party or Subsidiary thereof, or any property of any Credit Party or any Subsidiary thereof, of any judgment, writ, order, or decree for so long as each such Lien (i) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (ii) is at all times junior in priority to any Liens in favor of Agent; (f) mechanics’, workers’, materialmen’s, carriers, laborers, landlords or suppliers, or other like Liens arising by operation of law in the Ordinary Course of Business with respect to obligations that are not delinquent or that are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof or the interests of lessors under Capital Leases, provided that (i) any such lien shall not encumber any other property of the applicable Credit Party and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) the interests of lessors under operating leases and non-exclusive licensors under license agreements that do not materially interfere with or impair the use of the assets or rights of the Credit Parties or their Subsidiaries subject to such leases or license agreements, (i) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (j) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the Ordinary Course of Business, (k) Liens securing Refinancing Indebtedness permitted hereunder that are replacements of Permitted Encumbrances securing Indebtedness permitted hereunder existing on the Closing Date, so long as such replacement Liens only encumber those assets that secured the original Indebtedness, (l) rights of setoff or, bankers’ liens and other Liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts or the provision of services described in the definition of Bank Products in each case in the Ordinary Course of Business, (m) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is expressly permitted hereby, (n) Liens in favor of customs and revenue authorities arising as a matter of law in the Ordinary Course of Business to secure payment of customs duties in connection with the importation of goods, (o) Liens on assets of a Person (and its Subsidiaries) existing at the time such Person (and its Subsidiaries) is acquired by a Credit Party or any of its Subsidiaries (and not created in anticipation or contemplation thereof) in a transaction expressly permitted hereby, (p) customary assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease; (q) Liens and rights reserved in any lease for rent granted in the Ordinary Course of Business with respect to rent that is not delinquent, (r) Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Credit Party, and (s) other Liens securing amounts not exceeding $250,000 in the aggregate at any one time and which (i) are incidental to the conduct of a Credit Party’s business or the ownership of its property and assets, (ii) were not incurred in connection with the incurrence of Funded Debt , (iii) do not constitute blanket liens on the assets of any Credit Party and (iv) do not materially impair the use of such assets in the operation of any Credit Party’s business;.
“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan but excluding any Multiemployer Plan), maintained for employees of any Credit Party or any member of the Controlled Group or any such Plan to which any Credit Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.
“Pledge Agreement” means any Pledge Agreement executed by any Credit Party in favor of Agent.
“PNC” has the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.
“Pro Forma Balance Sheet” has the meaning set forth in Section 5.5(a).
“Pro Forma Financial Statements” has the meaning set forth in Section 5.5(b).
“Projections” has the meaning set forth in Section 5.5(b).
“Properly Contested” means, in the case of any Indebtedness or Lien, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof: (a) such Indebtedness, or Lien, as applicable, is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (f) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.
“Purchasing CLO” has the meaning set forth in Section 16.3(d).
“Purchasing Lender” has the meaning set forth in Section 16.3(c).
“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., as same may be amended from time to time.
“Real Property” means all of each Credit Party’s right, title and interest in and to the owned and leased premises identified on Schedule 4.19 or which is hereafter owned or leased by any Credit Party.
“Receivables” means and includes, as to any Person, all of such Person’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Person by its Affiliates), documents, chattel paper (including electronic chattel paper), General Intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
“Receivables Advance Rate” has the meaning set forth in Section 2.1(a)(y)(i).
“Refinancing Indebtedness” means refinancings, renewals, replacements, or extensions of Funded Debt so long as: (a) such refinancings, renewals, replacements or extensions do not result in an increase in the principal amount (including the amount of unfunded commitments with respect thereto) of the Funded Debt so refinanced, renewed, replaced or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and (b) such refinancings, renewals, replacements or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Funded Debt so refinanced, renewed, replaced or extended.
“Register” has the meaning set forth in Section 16.3(e).
“Regulations” shall have the meaning set forth in Section 3.11(a).
“Reimbursement Obligation” has the meaning set forth in Section 2.11(b).
“Release” has the meaning set forth in Section 5.7(c)(i).
“Reportable Event” means a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder for which the thirty (30) day notice period has not been waived.
“Required Lenders” means Lenders holding at least fifty one percent (51%) of the Advances and, if no Advances are outstanding, means Lenders holding fifty one percent (51%) of the Commitment Percentages; provided, however, that for purposes of this definition only, a Defaulting Lender will be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.
“Reserve Percentage” means as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) applicable to members of the Federal Reserve system with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.
“Reserves” means reserves against the Formula Amount, including the Dilution Reserve and the Landlord Reserve, established and adjusted by Agent from time to time in its Permitted Discretion.
“Revolving Advances” means Advances made other than Letters of Credit and Equipment Loans.
“Revolving Credit Notes” means, collectively, the promissory notes referred to in Section 2.1(a).
“Revolving Interest Rate” means an interest rate per annum equal to (a) the sum of the Alternate Base Rate, plus the Applicable Margin with respect to Domestic Rate Loans or (b) the sum of the Eurodollar Rate, plus the Applicable Margin with respect to Eurodollar Rate Loans.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Second Amendment” shall mean the Second Amendment to Revolving Credit and Security Agreement dated as of July 27, 2012, among Borrowers, the Lenders party thereto and Agent.
“Second Amendment Date” shall mean July 27, 2012.
“Section 20 Subsidiary” means the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.
“Secured Parties” means, collectively, Agent, each Issuer, and Lenders.
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement Date” means the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

“Seventh Amendment” means the Seventh Amendment to Revolving Credit and Security Agreement dated as of April 15, 2104 among Borrowers, the Lenders party thereto and Agent.
“Seventh Amendment Date” means April 15, 2014.
“Sixth Amendment” means the Sixth Amendment to Revolving Credit and Security Agreement dated as of January 9, 2104 among Borrowers, the Lenders party thereto and Agent.
“Sixth Amendment Date” means January 9, 2014.
“Subsidiary” of any Person means a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.
“Subsidiary Stock” means all of the issued and outstanding Equity Interests of any Subsidiary owned by any Credit Party.
“Temporary Equipment Line” means a temporary line of credit terminating on July 31, 2015 of up to $1,000,000 in the aggregate outstanding to be used exclusively by Borrowers to finance up to 80% of the invoice cost of new or used equipment, net of tax, freight and installation charges.
“Tenth Amendment” means the Tenth Amendment to Revolving Credit and Security Agreement dated as of June 18, 2015 among Borrowers, the Lenders party thereto and Agent.
“Tenth Amendment Date” means June 18, 2015.
“Term” has the meaning set forth in Section 13.1.
“Termination Event” means (i) a Reportable Event with respect to any Pension Benefit Plan; (ii) the withdrawal of any Credit Party or any member of the Controlled Group from a Multiple Employer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan of any Credit Party or any member of the Controlled Group; (vi) the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; or (vii) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Credit Party or any member of the Controlled Group from a Multiemployer Plan.
“Third Amendment” shall mean the Third Amendment to Revolving Credit and Security Agreement dated as of September 12, 2012, among Borrowers, the Lenders party thereto and Agent.
“Third Amendment Date” shall mean September 12, 2012.
“Thirteenth Amendment” means the Thirteenth Amendment to Revolving Credit and Security Agreement dated as of October 27, 2016 among Borrowers, the Lenders party thereto and Agent.
“Thirteenth Amendment Date” means October 27, 2016.
“Toxic Substance” means and includes any material present on, at, under or from the Real Property or the Leasehold Interests that has been shown to have significant adverse effect on human health or that is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601, et seq., or any other Applicable Law now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
“Trademark Security Agreement” means the Trademark Security Agreement, dated as of the Closing Date, between the Credit Parties and Agent.
“Trading with the Enemy Act” means the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.
“Transactions” has the meaning set forth in Section 5.5(a).
“Transferee” has the meaning set forth in Section 16.3(d).
“Twelfth Amendment” means the Twelfth Amendment to Revolving Credit and Security Agreement dated as of April 4, 2016 among Borrowers, the Lenders party thereto and Agent.
“Twelfth Amendment Date” means April 4, 2016.
“Undrawn Availability” at a particular date means Availability, minus the sum of (a) all amounts due and owing to any Credit Party’s trade creditors that are outstanding beyond normal trade terms, (b) fees and expenses for which the Credit Parties are liable but which have not been paid or charged to Borrowers’ Account, and (c) all due but unpaid taxes of the Credit Parties.
“Unfinanced Capital Expenditures” shall mean all Capital Expenditures of Borrowers on a Consolidated Basis, other than those made utilizing financing provided by the applicable seller or third party lenders. For the avoidance of doubt, Capital Expenditures made by Borrowers and their Subsidiaries utilizing ~~Revolving Advances~~an Equipment Loan shall be deemed ~~Unfinanced~~to be financed Capital Expenditures.
“Uniform Commercial Code” has the meaning set forth in Section 1.3.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Week” means the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.
“Withholding Certificate” has the meaning set forth in Section 3.11(a).
3.Uniform Commercial Code Terms
. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) have the respective meanings given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accessions”, “accounts”, “chattel paper”, “commercial tort claims”, “commodities accounts”, “commodities contracts”, “documents”, “deposit accounts”, “electronic chattel paper”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “securities”, “securities accounts”, “securities entitlements”, “supporting obligations” and “software”, as and when used in the description of Collateral (and related underlying definitions) have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
4.Certain Matters of Construction

. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto or restatements thereof and any and all extensions or renewals thereof. All references herein to the time of day means the time in New York, New York. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default only, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any of the other Loan Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the other Loan Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the other Loan Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of the Credit Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Credit Party are used in this Agreement or other Loan Documents, such phrase means and refer to (a) the actual knowledge of a senior officer of any Credit Party or (b) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Credit Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

ARTICLE IV
ARTICLE V
ARTICLE VIADVANCES, PAYMENTS
1.Revolving Advances
.
(a)Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the applicable Maximum Revolving Advance Amount at such time, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:
(i)up to 85%, subject to the provisions of Section 2.1(b) (“Receivables Advance Rate”), of Eligible Receivables, plus
(ii)up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its discretion, reasonably exercised) or (C) the applicable Inventory Sublimit (provided, that (A) the amount of Eligible ATS Inventory included in this clause (ii) shall not exceed $~~7,000,000~~9,000,000 and (B) the amount of Eligible Work In Process Inventory included in this clause (ii) shall not exceed $1,000,000), plus

(iii)with respect to each fiscal year of the Borrowers, during the respective period set forth below for such fiscal year, the amount applicable to such period

Period	Amount
December	$8,000,000
January	$~~9,000,000~~8,000,000
February	$~~10,000,000~~11,000,000
March	$~~11,000,000~~14,000,000
April	$14,000,000
May	$14,000,000
June	$~~14,000,000~~11,000,000
July	$~~11,000,000~~8,000,000
August 1 through ~~15~~31	$8,000,000

~~plus (iv)     the Temporary Equipment Line,~~ minus
(iv)~~(v)~~     the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus
(v)~~(vi)~~     Reserves.
The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), and (iii) ~~and (iv)~~ minus (y) Section 2.1 (a)(y)(~~v~~iv) and (~~vi~~v) at any time and from time to time shall be referred to as the ~~‘~~“Formula Amount~~’~~”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the ~~‘~~“Revolving Credit Notes~~’~~”) substantially in the form attached hereto as Exhibit 2.1(a).
(b)Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in its Permitted Discretion, reasonably exercised. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing Reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).
2.Procedure for ~~Revolving Advances Borrowing.~~ Advance Borrowings
.
(a)Borrowing Agent on behalf of any Borrower may notify Agent prior to 10:00 a.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder (without requirement as to any minimum borrowing amount in the case of Domestic Rate Loans and subject to the minimum borrowing requirements of clause (b) below in the case of Eurodollar Rate Loans). Subject to the satisfaction of the conditions set forth in Section 8.3 hereof, in the event any Borrower desires an Equipment Loan, Borrowing Agent shall give Agent at least three (3) Business Days prior written notice. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.
(b)Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. on the day that is three (3) Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance (other than Equipment Loans) to be borrowed, which amount shall be in an aggregate principal amount that is not less than $1,000,000 and integral multiples of $500,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, that if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Lender shall be required to make available a Eurodollar Rate Loan to any Borrower during the continuance of a Default or Event of Default. After giving effect to each requested Eurodollar Rate Loan, including those that are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.
(c)Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in Section 2.2(b)(iii); provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.
Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 10:00 a.m. on the day that is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d).
(d)So long as no Event of Default has occurred and is continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount; provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, unless Agent permits, at the direction of the Required Lenders, a continuation of Eurodollar Rate Loans, any Eurodollar Rate Loans shall be converted into Domestic Rate Loans on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loans. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. (i) on the day that is three (3) Business Days’ prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, or (ii) on the day that is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.
(e)At its option and upon written notice given prior to 10:00 a.m. (New York time) at least three (3) Business Days’ prior to the date of such prepayment, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances that are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f).
(f)Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses (other than any loss of anticipated profits) or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.
(g)Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type (regardless of whether a Default or Event of Default has occurred and is continuing). If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts as may be necessary to compensate Lenders for any loss (other than any loss of anticipated profits) or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained herein, neither Agent nor Lender is required to acquire eurodollar deposits to fund or otherwise match fund any Eurodollar Rate Loans.
2.2X    Equipment Loans.
(i)     Immediately prior to the effectiveness of the Fourteenth Amendment, the outstanding amount of Advances under the Temporary Equipment Line are in the aggregate amount of $90,876.15. Upon the effectiveness of the Fourteenth Amendment, all such outstanding Advances shall be converted to an Equipment Loan (as defined below) and no further Advances shall be available to Borrowers under the Temporary Equipment Line. As such, immediately upon the effectiveness of the Fourteenth Amendment and the conversion of outstanding Advances under the Temporary Equipment Line into an Equipment Loan, all outstanding Revolving Advances under the Temporary Equipment Line shall be reduced to $0 and thereafter Revolving Advances shall be available to Borrowers up to the Formula Amount as set forth herein. For the avoidance of doubt, the Equipment Loan existing on the Fourteenth Amendment Date shall accrue interest at the Equipment Loan Rate and be payable monthly in accordance with Section 3.1.
(ii)    Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make Advances (each, an “Equipment Loan” and collectively, the “Equipment Loans”) to one or more Borrowers in an amount equal to such Lender’s Commitment Percentage of the applicable Equipment Loan to finance Borrowers’ purchase of equipment for use in Borrowers’ production line business in Arkansas and Torrance, California. All such Equipment Loans shall be in such amounts as are requested by Borrowing Agent, but in no event shall any Equipment Loan exceed eight five (85%) percent for new equipment and eighty (80%) percent for used equipment of the Net Invoice Cost of the equipment being purchased by Borrowers and the total amount of all Equipment Loans advanced hereunder shall not exceed, in the aggregate, the Maximum Equipment Loan Amount. Once repaid, Equipment Loans may not be reborrowed.
(iii)    Equipment Loans shall be made available to Borrowers during the period commencing on the Fourteenth Amendment Date and ending on September [__], 2017 (the “Borrowing Period”). At the end of the Borrowing Period, Agent shall calculate the aggregate principal balance of all then outstanding Equipment Loans, which amount shall amortize in equal and consecutive monthly installments of principal, based on a three (3) year amortization schedule, the first of which installments shall be due and payable on the first day of the next month after the end of the Borrowing Period, and the remaining installments of which shall be due and payable on the first day of each month thereafter (the amount of each such monthly installment, the “Borrowing Period Monthly Installment”), provided, however, that the aggregate principal balance of all Equipment Loans, together with all accrued and unpaid interest thereon, and all unpaid fees, costs and expenses payable hereunder in connection therewith, shall be due and payable in full upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Equipment Loans shall be evidenced by one or more secured promissory notes (collectively, the “Equipment Note”) in substantially the form attached hereto as Exhibit 2.2X. The Equipment Loans may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request and interest is payable as set forth in Section 3.1; and in the event that Borrowers desire to obtain or extend any Equipment Loan (or any portion thereof) as a LIBOR Rate Loan or to convert any Equipment Loan (or any portion thereof) from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Section 2.2(a) and (b) and the provision of Sections 2.2 shall apply.
3.Disbursement of Advance Proceeds

. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.
4.Maximum Advances
. The aggregate balance of Revolving Advances and Letters of Credit outstanding at any time shall not cause Availability to be less than zero.
5.Repayment of Advances
.
(a)The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Equipment Loans shall be due and payable as provided in Section 2.2X hereof and in no event later than payment in full on the last day of the Term, subject to mandatory prepayments as herein provided. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Equipment Loans shall be applied to the applicable Equipment Loan pro rata in the inverse order of maturities thereof.
(b)Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent’s agreement to conditionally credit Borrower’s Account as of the next Business Day following Agent’s receipt of those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day following the Agent’s receipt of such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent’s account. Agent is not, however, required to credit Borrower’s Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower’s Account for the amount of any item of payment which is returned to Agent unpaid.
(c)All payments of principal, interest and other amounts payable hereunder, or under any of the Loan Documents shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent has the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2.
(d)Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including any deduction for any setoff or counterclaim.
~~(e)    Unpaid advances on the Temporary Equipment Line must be repaid beginning July 31, 2015 and continuing on the first date of each month thereafter, in an amount that will reduce the 80% advance rate against each item of equipment financed through the Temporary Equipment Line by 2.77% per month.~~
6.Repayment of Excess Advances
. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred, including, as a result of a change in the applicable Maximum Revolving Advance Amount~~.~~ or the Maximum Equipment Loan Amount.
7.Statement of Account

. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, that the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
8.Letters of Credit
. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby Letters of Credit (“Letters of Credit”) for the account of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause Availability to be less than zero. The Maximum Undrawn Amount of outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.
9.Issuance of Letters of Credit
.
(a)Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, prior to 10:00 a.m. (New York time), at least five (5) Business Days’ prior (or such lesser notice as Agent may agree) to the proposed date of issuance, Agent’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the reasonable satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.
(b)Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twenty-four (24) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (ISP98 International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”)), and any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Agent, and each trade Letter of Credit shall be subject to the UCP.
(c)Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.
10.Requirements For Issuance of Letters of Credit
.
(a)Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

(b)In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if and only if an Event of Default has occurred and is continuing, (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances, (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Agent’s, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys, officers, directors, Affiliates, employees or agents will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorneys’, officers’, directors’, Affiliates’, employees’ or agents’ gross negligence or willful misconduct as determined in a final, non-appealable order by a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.
11.Disbursements, Reimbursement
.
(a)Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.
(b)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify Borrowing Agent. Provided that Borrowing Agent has received such notice, Borrowers shall reimburse (such obligation to reimburse Agent shall sometimes be referred to as a “Reimbursement Obligation”) Agent prior to 12:00 Noon, New York time on each date that an amount is paid by Agent under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Agent. In the event Borrowers fail to reimburse Agent for the full amount of any drawing under any Letter of Credit by 12:00 Noon, New York time, on the Drawing Date, Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, to the extent that Availability would be greater than zero after giving effect to such Revolving Advance and subject to Section 8.2. Any notice given by Agent pursuant to this Section 2.11(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(c)Each Lender shall upon any notice pursuant to Section 2.11(b) make available to Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.11(d)) each be deemed to have made a Domestic Rate Loan to Borrowers in that amount. If any Lender so notified fails to make available to Agent the amount of such Lender’s Commitment Percentage of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the Revolving Interest Rate applicable to Domestic Rate Loans on and after the fourth day following the Drawing Date. Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.11(c), provided that such Lender shall not be obligated to pay interest as provided in Sections 2.11(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing.
(d)With respect to any unreimbursed drawing that is not converted into a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.11(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Revolving Interest Rate applicable to Domestic Rate Loans. Each Lender’s payment to Agent pursuant to Section 2.11(c) shall be deemed to be a payment in respect of its participation in such

Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment under this Section 2.11.
(e)Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events: (x) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.
12.Repayment of Participation Advances
.
(a)Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender’s Commitment Percentage of such funds, except Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.
(b)If Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Agent pursuant to Section 2.12(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Effective Rate.
13.Documentation
. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Agent’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Agent’s written regulations and customary practices relating to letters of credit, though Agent’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
14.Determination to Honor Drawing Request
. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
15.Nature of Participation and Reimbursement Obligations
. Each Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.15 under all circumstances, including the following circumstances:
(i)any set-off, counterclaim, recoupment, defense or other right that such Lender may have against Agent, any Borrower or any other Person for any reason whatsoever;
(ii)the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.11;
(iii)any lack of validity or enforceability of any Letter of Credit;
(iv)any claim of breach of warranty that might be made by Borrower or any Secured Party against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross claim, defense or other right that any Borrower or any Secured Party may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any Secured Party or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);
(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Agent or any of Agent’s Affiliates has been notified thereof;
(vi)payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;
(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)any failure by Agent or any of Agent’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent has received written notice from Borrowing Agent of such failure within three (3) Business Days after Agent has furnished Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)any Material Adverse Effect on any Credit Party;
(x)any breach of this Agreement or any other Loan Document by any party thereto;
(xi)the occurrence or continuance of an insolvency proceeding with respect to any Credit Party;
(xii)the fact that a Default or Event of Default has occurred and is continuing;
(xiii)the fact that the Term has expired or this Agreement or the Obligations hereunder have been terminated; and
(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
16.Indemnity
. In addition to amounts payable as provided in Section 16.5, each Borrower hereby agrees to protect, indemnify, pay and save harmless Agent and any of Agent’s Affiliates that have issued a Letter of Credit and all other Indemnitees from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) that Agent or any of Agent’s Affiliates and all other Indemnitees may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of Agent or such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by Agent or any of Agent’s Affiliates or such Indemnitee of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any Governmental Act.
17.Liability for Acts and Omissions
. As between Borrowers and Agent and Secured Party, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, Agent shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent has been notified thereof); (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any

Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (h) any consequences arising from causes beyond the control of Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent’s, its attorneys’, officers’, directors’, Affiliates’, employees’ or agents’ rights or powers hereunder. Notwithstanding the foregoing, nothing in the preceding sentence shall relieve Agent from liability for Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (a) through (h) of the preceding sentence. In no event shall Agent or Agent’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, Agent and each of its Affiliates (i) may rely on any oral or other communication reasonably believed by Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Agent under any resulting liability to any Borrower or any Lender.
18.Additional Payments
. Any sums expended by any Secured Party due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any other Loan Document including any Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1, may be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.
19.Manner of Borrowing and Payment
.
(a)Each borrowing of ~~Revolving~~ Advances shall be advanced according to the applicable Commitment Percentages of Lenders.
(b)Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the ~~Revolving~~ Advances, shall be applied to the ~~Revolving~~ Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of Secured Parties to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

(i)Notwithstanding anything to the contrary contained in Sections 2.19(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of ~~Revolving~~ Advances shall be advanced by Agent and each payment by any Borrower on account of ~~Revolving~~ Advances shall be applied first to those ~~Revolving~~ Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (1) if the aggregate amount of new ~~Revolving~~ Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding ~~Revolving~~ Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such ~~Revolving~~ Advances and (x) such repayments and (2) if the aggregate amount of repayments applied to outstanding ~~Revolving~~ Advances during such Week exceeds the aggregate amount of new ~~Revolving~~ Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such ~~Revolving~~ Advances.
(ii)Each Lender shall be entitled to earn interest at the Revolving Interest Rate or the Equipment Loan Rate, as applicable, on outstanding Advances that it has funded.
(iii)Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.
(c)If any Lender or Participant (a “benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
(d)Unless Agent has been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount that would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such ~~Revolving~~ Advances hereunder, on demand from Borrowers; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.
20.Mandatory Prepayments
.
(a)Subject to Section 4.3, when any Credit Party sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the ~~Revolving~~ Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms.
(b)When any Credit Party receives any Extraordinary Receipts, Borrowers shall repay the Advances in an amount equal to such Extraordinary Receipts, such repayments to be made promptly but in no event more than one (1) Business Day following receipt thereof, and until the date of repayment, all such amounts shall be held in trust for Agent. Such repayments will be applied to the ~~Revolving~~ Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.
21.Use of Proceeds
.
(a)Borrowers shall apply the proceeds of Advances to (i) repay in full existing indebtedness owed to Wells Fargo Bank, National Association, (ii) pay fees and expenses relating to this transaction, and (iii) provide for its working capital and other general corporate needs and reimburse drawings under Letters of Credit.
(b)Without limiting the generality of Section 2.21(a), neither any Borrower, any other Credit Party, nor any other Person which may in the future become a Credit Party, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.
22.Defaulting Lender
.
(a)Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 while such Lender Default remains in effect.
(b)Advances shall be incurred pro rata from Lenders (the “Non-Defaulting Lenders”) that are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its sole discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.
(c)A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents. All amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding or a Commitment Percentage.
(d)Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting

Lender hereunder, or shall prejudice any rights that any Borrower or any Secured Party may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach that caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.
ARTICLE VII
ARTICLE VIII
ARTICLE IXINTEREST AND FEES
1.Interest
. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months from the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances (excluding any Equipment Loan) outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate. Interest charges shall be computed on the actual principal amount of Equipment Loans outstanding during the month at a rate per annum equal to the Equipment Loan Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate and Equipment Loan Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, upon notice to the Borrowing Agent (provided that no notice shall be required if an Event of Default has occurred under Section 10.6 or any event described in Section 11.1(a)(iii) has occurred), the Obligations shall bear interest at the rate applicable thereto plus two percent (2.0%) per annum or, if no rate is otherwise applicable thereto, two percent (2.0%) per annum (as applicable, the “Default Rate”).
2.Letter of Credit Fees
.
(a)Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by a per annum rate equal to the Applicable Margin for Eurodollar Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee of one quarter of one percent (0.25%) per annum, multiplied by the Maximum Undrawn Amount of each Letter of Credit, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the election of Agent or Required Lenders, upon notice to the Borrowing Agent (provided that no notice shall be required if an Event of Default has occurred under Section 10.6 or any event described in Section 11.1(a)(iii) has occurred), the Letter of Credit Fees described in Section 3.2(a)(i) shall be increased by an additional two percent (2%) per annum.

(b)Upon the occurrence and during the continuance of an Event of Default, upon demand (provided that no demand shall be required if an Event of Default has occurred under Section 10.6 or any event described in Section 11.1(a)(iii) has occurred), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Secured Party’s possession at any time. Agent will invest such cash collateral (less applicable Reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account without written consent of Agent, to be given or withheld in its sole discretion, except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations, (y) expiration of all Letters of Credit and (z) termination of this Agreement.
3.[Intentionally Omitted.]
4.Fee Letter
. Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
5.Computation of Interest and Fees
. Subject to Section 3.6, interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate or Equipment Loan Rate, as applicable, during such extension. All fees payable under this Agreement and the other Loan Documents will be deemed earned in full on the date when same is due and payable and will not be subject to rebate or proration upon termination of this Agreement for any reason.
6.Maximum Charges
. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
7.Increased Costs
. In the event that any Applicable Law, treaty or regulation enacted after the Closing Date, or any change therein or in the interpretation or application of any Applicable Law, treaty or regulation (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all rules and regulations promulgated thereunder) after the Closing Date, or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans as of the Closing Date with any request or directive enacted after the Closing Date (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
(a)subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any other Loan Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);
(b)impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any other Loan Document;
and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender (on an after-tax basis) for such additional cost or such reduction, as the case may be; provided that the foregoing shall not apply to increased costs that are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.
8.Basis for Determining Interest Rate Inadequate or Unfair
. In the event that Agent or any Lender has determined that:
(a)reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or
(b)Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan that was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders will have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.
9.Capital Adequacy
.
(a)In the event that Agent or any Lender has determined that any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender (on an after-tax basis) for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, regulation or condition.
(b)A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) when delivered to Borrowing Agent shall be conclusive absent manifest error.
10.Gross Up for Taxes
. If any Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents to Agent, or any Secured Party, assignee of any Secured Party, or Participant (each, individually, a “Payee” and collectively, the “Payees”), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the “Gross-Up Payment”), (b) such Borrower shall make such withholding or deductions, and (c) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Notwithstanding the foregoing, no Borrower shall be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.11.
11.Withholding Tax Exemption
.
(a)Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrowing Agent and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (“Regulations”)) certifying its status (i.e., U.S. or foreign Person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign Person.
(b)Each Payee required to deliver to Borrowing Agent and Agent a valid Withholding Certificate pursuant to Section 3.11(a) shall deliver such valid Withholding Certificate as follows: (A) each Payee that is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by any Borrower hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent). Each Payee that so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Agent.
(c)Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.11(b), Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations. Further, Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code.
12.Replacement of Lenders
. If any Lender (an “Affected Lender”) (a) makes demand upon any Credit Party for (or if any Credit Party is otherwise required to pay) amounts pursuant to Section 3.7 or 3.9, (b) is unable to make or maintain Eurodollar Rate Loans as a result of a condition described in Section 2.2(g), or (c) is a Defaulting Lender, Borrowing Agent may, within thirty (30) days of receipt of such demand, notice (or the occurrence of such other event causing any Credit Party to be required to pay such compensation or causing Section 2.2(g) to be applicable), or Lender Default, as the case may be, by notice (a “Replacement Notice”) in writing to Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (a “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s ~~Revolving~~ Advances and Commitment Percentage as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender is obtained, and/or if any one or more of the non-Affected Lenders agrees to acquire and assume all of the Affected Lender’s ~~Revolving~~ Advances and Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 16.3, all of its Advances and Commitment Percentage and other rights and obligations under this Agreement and the other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under Section 3.7 and 3.9. Upon the effective date of such assignment, Borrowers shall issue replacement Revolving Credit Notes and/or Equipment Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution(s) shall become a “Lender” for all purposes under this Agreement and the other Documents.

ARTICLE X
ARTICLE XI
ARTICLE XIICOLLATERAL: GENERAL TERMS
1.Security Interest in the Collateral
. To secure the prompt payment and performance to Agent and each Secured Party of the Obligations, each Credit Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Secured Party a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Credit Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Credit Party shall promptly provide Agent with written notice of all commercial tort claims as provided in Section 4.2(b), such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Credit Party shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.
2.Perfection of Security Interest
.
(a)Each Credit Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including: (i) promptly discharging all Liens other than Permitted Encumbrances; (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements; (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, except, so long as no Default or Event of Default has occurred and is continuing, for such chattel paper, instruments, letters of credit and related documents having an aggregate value for all such items of less than $250,000; (iv) entering into warehousing, lockbox and other custodial arrangements pursuant to this Agreement in form and substance reasonably satisfactory to Agent; and (v) executing and delivering financing statements, control agreements (to the extent required hereunder), instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable

Law. By its signature hereto, each Credit Party hereby authorizes Agent to file against such Credit Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral that is broader than that set forth herein, including a description of “all assets” or words of similar import). All reasonable and documented out of pocket charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Secured Parties immediately upon demand.
(b)The Credit Parties shall (i) promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of (x) deposit accounts required to be subject to Agent’s control pursuant to Section 4.21, and (y) investment property, letter-of-credit rights, tangible chattel paper or electronic chattel paper (as such terms are defined from time to time in the UCC) and, upon the request of Agent in the case of the foregoing clauses (x) and (y), promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral, provided that such action shall only be required with respect to Collateral of the type described in clause (y) having an aggregate value in excess of $25,000 for all such Collateral; (ii) promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of documents or instruments and, upon the request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such documents which are negotiable and instruments having an aggregate value in excess of $25,000, and, with respect to nonnegotiable documents, to have such nonnegotiable documents issued in the name of Agent; (iii) with respect to Collateral in the possession of a third party, other than certificated securities and goods covered by a document, obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of Agent; (iv) promptly notify Agent in writing upon incurring or otherwise obtaining a commercial tort claim after the date hereof asserted against any third party, of the details thereof in the form of an amendment to Schedule 5.26 hereto, and do such other acts or things deemed appropriate by Agent to give Agent a security interest in such commercial tort claim; (v) not change its state of incorporation or organization or type of organization; (vi) not change its legal name without providing Agent with at least 30 days’ prior written notice (or such longer period as Agent shall agree in its sole discretion); and (vii) reimburse Agent for all expenses, including reasonable attorney’s fees and charges (including time charges of attorneys who are employees of Agent), incurred by Agent in seeking to collect or enforce any rights in respect of such Collateral.
3.Disposition of Collateral
. Each Credit Party will safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business and (b) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any fiscal year having an aggregate fair market value of not more than $200,000 and only to the extent that the proceeds of which are remitted to Agent to be applied pursuant to Section 2.20.
4.Preservation of Collateral
. Following the occurrence and during the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Credit Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Credit Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Credit Party’s owned or leased property. Each Credit Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s reasonable and documented out of pocket expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
5.Ownership of Collateral
.

(a)With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Credit Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each Loan Document executed by each Credit Party or delivered to Agent or any Secured Party in connection with this Agreement shall be true and correct in all material respects; (iii) all signatures and endorsements of each Credit Party that appear on such documents and agreements shall be genuine and each Credit Party shall have full capacity to execute same; and (iv) each Credit Party’s Equipment (other than vehicles and Equipment out for repair) and Inventory (other than sample Inventory and other immaterial items of Collateral held by employees of the Credit Parties for marketing and sales purposes) shall be located in the United States as set forth on Schedule 4.5 or in transit to or between such locations or to a customer; provided that the Credit Parties may amend Schedule 4.5 by delivery of such amended schedule to the Agent at the time of acquisition of any new location in the United States.
(b)(i) There is no location at which any Credit Party has any Inventory (except for Inventory in transit and sample Inventory and other immaterial items of Collateral held by employees of the Credit Parties for marketing and sales purposes) other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Credit Party is stored; none of the receipts received by any Credit Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.5 sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Credit Party and (B) the chief executive office of each Credit Party; and (iv) Schedule 4.5 sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Credit Party, together with the names and addresses of any landlords.
6.Defense of Secured Parties’ Interests
. Until (a) payment and performance in full of all of the Obligations (other than Inchoate Obligations) and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Credit Party shall, without Agent’s prior written consent, pledge, sell (except to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Credit Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations in accordance with this Agreement, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, the Credit Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Secured Parties shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Each Credit Party shall and, after the occurrence and during the continuance of a Default or Event of Default, Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Credit Party’s possession, they, and each of them, shall be held by such Credit Party in trust as Agent’s trustee, and such Credit Party will immediately deliver them to Agent in their original form together with any necessary endorsement.
7.Books and Records
. Each Credit Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Credit Parties.

8.Financial Disclosure
. Each Credit Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Credit Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Credit Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Credit Party’s financial status and business operations. Each Credit Party hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Credit Party, whether made by such Credit Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Credit Party prior to obtaining such information or materials from such accountants or Governmental Bodies.
9.Compliance with Laws
. Each Credit Party shall comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Credit Party’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The assets of the Credit Parties at all times shall be maintained in accordance with the requirements of all insurance carriers that provide insurance with respect to the assets of the Credit Parties so that such insurance shall remain in full force and effect.
10.Inspections and Appraisals
. Agent and each Lender shall have access to and the right to audit, check, inspect and, subject to applicable confidentiality restrictions, make abstracts and copies from each Credit Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Credit Party’s business. Agent and its agents may enter upon any premises of any Credit Party at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Credit Party’s business. Agent shall have the right to obtain appraisals of the Collateral through one or more appraisers acceptable to Agent at any time and from time to time and the Credit Parties agree to reimburse Agent for all charges, costs and expenses of Agent in connection therewith. In addition to the foregoing, Agent shall have the right to conduct a desktop or full appraisal, annually, provided that upon the occurrence and continuance of an Event of Default, Agent may conduct such additional desktop and full appraisals as it determines.
11.Insurance
. The assets and properties of each Credit Party at all times shall be maintained in accordance with the requirements of all insurance carriers that provide insurance with respect to the assets and properties of such Credit Party so that such insurance shall remain in full force and effect. Each Credit Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Credit Party’s own cost and expense in amounts and with carriers acceptable to Agent, each Credit Party shall (a) keep all its insurable properties and properties in which such Credit Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Credit Party’s including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Credit Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Credit Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Credit Party is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof as soon as practicable before any expiration date therefor and in any event not less than ten (10) days’ prior to such expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (b) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least ten (10) days’ prior written notice is given to Agent for any cancellation, amendment or termination of such policy resulting from nonpayment of premiums and at least thirty (30) days’ prior written notice is given to Agent for any other reason for cancellation, amendment or termination of such policy. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Credit Party to make payment for such loss to Agent and not to such Credit Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to the Credit Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Credit Parties to Agent, on demand.
12.Failure to Pay Insurance
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(a)If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Credit Party, and charge Borrowers’ Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations; provided that Agent shall use commercially reasonable efforts to notify Borrowing Agent of the foregoing.
(b)Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the expense of the Credit Parties to protect Agent’s and the Lenders’ interests in the Collateral. This insurance may, but need not, protect the Credit Parties’ interests. The coverage that Agent purchases may not pay any claim that is made against the Credit Parties in connection with the Collateral. The Credit Parties may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that the Credit Parties have obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the amount of the Obligations. The costs of the insurance may be more than the cost of the insurance the Credit Parties may be able to obtain.
(c)The premiums and other costs of any insurance obtained by Agent pursuant to this Section 4.12 may be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
13.Payment of Taxes
. Each Credit Party will pay, when due, to the extent lawfully levied or assessed upon such Credit Party or any of the Collateral, all real and personal property taxes, assessments and Charges, all franchise and federal taxes, assessments and Charges, all state and local taxes, assessments and Charges in excess of $250,000 in the aggregate, and all employment, social security benefits, withholding, and sales taxes, in each case, other than those being Properly Contested. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Credit Party and any Secured Party that any Secured Party may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made that, in any Secured Party’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to the Credit Parties pay the taxes, assessments or other Charges and each Credit Party hereby indemnifies and holds each Indemnitee harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any applicable Credit Party has Properly Contested those taxes, assessments or Charges. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until the Credit Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.
14.Payment of Leasehold Obligations
. Each Credit Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so.
15.Receivables

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(a)Nature of Receivables. Each Credit Party represents and warrants that each of the Receivables (without representing that any such Receivable is an Eligible Receivable except to the extent otherwise expressly so represented pursuant to the Loan Documents) shall be, (i) as of the date of creation thereof, a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided that immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Credit Party, or work, labor or services theretofore rendered by a Credit Party and (ii) due and owing in accordance with the applicable Credit Party’s standard terms of sale without known dispute, setoff or counterclaim, except as may be stated on the most recently delivered Borrowing Base Certificate; provided that if any such dispute, setoff or counterclaim arises between delivery of Borrowing Base Certificates in an aggregate amount greater than $500,000, the Credit Parties shall have disclosed the same to Agent in writing.
(b)Solvency of Customers. Each Customer, to the best of each Credit Party’s knowledge based on such Credit Party’s use and review of customary credit checks and other similar inspections with respect to such Customer, as of the date each Receivable is created, is not subject to any insolvency proceeding and is and will be able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Credit Party who are not so able such Credit Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c)Location of Credit Parties. Each Credit Party’s chief executive office is located at 2027 Harpers Way, Torrance, California. Until written notice is given to Agent by Borrowing Agent of any other office at which any Credit Party keeps its records pertaining to Receivables (including collection thereof), all such records shall be kept at such executive office; provided that duplicate copies thereof may be kept at other locations of the Credit Parties and their Subsidiaries.
(d)Collection of Receivables. Until any Credit Party’s authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuance of a Default or Event of Default ), each Credit Party will, at such Credit Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Credit Party’s funds or use the same except to pay Obligations. Each Credit Party shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.
(e)Notification of Assignment of Receivables. After the occurrence and during the continuance of a Default or Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right, if it has made such election, to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including stationery and postage, telephone and telegraph, secretarial and clerical expenses and the charges of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.
(f)Power of Agent to Act on Credit Parties’ Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Credit Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Credit Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Credit Party hereby constitutes Agent or Agent’s designee as such Credit Party’s attorney with power (i) to endorse such Credit Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Credit Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Credit Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Credit Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Credit Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Credit Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement; provided, however, that Agent shall only exercise the rights described in clauses (vi) through (ix), inclusive upon the occurrence and during the continuance of a Default or Event of Default. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations (other than Inchoate Obligations) remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default, to change the address for delivery of mail addressed to any Credit Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Credit Party.
(g)No Liability. No Secured Party shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default or Default Agent may, without notice or consent from any Credit Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Credit Party, all without discharging or in any way affecting any Credit Party’s liability hereunder.
(h)Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral and all Extraordinary Receipts shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. No Secured Party assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. All deposit accounts and investment accounts of each Credit Party and its Subsidiaries are set forth on Schedule 4.15(h).
(i)Adjustments. No Credit Party will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for compromises, adjustments, returns, discounts, credits and allowances in the Ordinary Course of Business.
16.Inventory
. All Inventory held for sale or lease by any Credit Party has been and will be manufactured and maintained in all material respects in compliance with all requirements of each Governmental Body that has regulatory authority over such Inventory or the use or sale thereof. To the extent Inventory held for sale or lease has been produced by any Credit Party, it has been and will be produced by such Credit Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.
17.Maintenance of Equipment
. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. The Credit Parties shall use or operate the Equipment in compliance in all material respects with Applicable Law. Each Credit Party shall have the right to sell Equipment to the extent expressly set forth in Section 4.3.

18.Exculpation of Liability
. Nothing herein contained shall be construed to constitute Agent or any Lender as any Credit Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. No Secured Party, whether by anything herein or in any assignment or otherwise, assumes any of any Credit Party’s obligations under any contract or agreement assigned to Agent or such Lender, and no Secured Party shall be responsible in any way for the performance by any Credit Party of any of the terms and conditions thereof.
19.Environmental Matters
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(a)The Credit Parties shall ensure that the Real Property and all operations and businesses conducted thereon remains in compliance with all Environmental Laws except as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate Governmental Bodies except as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(b)The Credit Parties shall establish and maintain a system to assure and monitor continued compliance in a reasonable manner with all applicable Environmental Laws, which system shall include periodic reviews of such compliance.
(c)The Credit Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. The Credit Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Credit Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property, except, in each case, as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(d)In the event any Credit Party obtains, gives or receives notice of any material Release or threat of material Release of a reportable quantity of any Hazardous Substances on, at, under or from the Real Property or any other property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any written notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Credit Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Credit Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
(e)Borrowing Agent shall promptly forward to Agent copies of any written request for information, notification of potential liability, demand letter relating to any Credit Party’s potential material liability under Environmental Laws, including potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Credit Party to dispose of Hazardous Substances and shall continue to forward copies of material correspondence between any Credit Party and the Authority regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge that any Credit Party is required to file under any Environmental Laws, except as to such Hazardous Discharges as could not reasonably be expected to have a Material Adverse Effect. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Real Property and the Collateral.

(f)The Credit Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action under Environmental Laws in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Credit Party shall fail to respond promptly to any material Hazardous Discharge or Environmental Complaint or any Credit Party shall fail to comply with any of the requirements of any Environmental Laws in all material respects, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Secured Parties (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by the Credit Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between any Secured Party and any Credit Party.
(g)Promptly upon the written request of Agent from time to time, the Credit Parties shall provide Agent, at the Credit Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with the investigation, abatement, cleanup, removal and monitoring of any Hazardous Substances found on, under, at, from or within the owned Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $25,000, Agent shall have the right to require the Credit Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.
(h)The Credit Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of any Secured Party. The Credit Parties’ obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any Governmental Body has taken or threatened any action in connection with the presence of any Hazardous Substances. The Credit Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.
(i)For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Credit Party’s right, title and interest in and to its currently owned and leased premises.
20.Financing Statements
. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.
21.Deposit and Investment Accounts
. Borrowers agree not to maintain any deposit or investment accounts other than accounts held at or through Agent, except that Borrowers may maintain the accounts set forth on Schedule 4.15(h) (as so updated from time to time) that are (a) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrowers’ employees (including any “rabbi trust” account used in connection with such purposes) and identified to Agent by Borrowers as such, or (b) subject to a control agreement in favor of Agent from the holder of such account, giving Agent a first-priority security interest in such account, in form and substance satisfactory to Agent; provided, that, notwithstanding the foregoing, all deposit accounts of the Credit Parties (other than (x) deposit accounts of the type described in the foregoing clause (a), (y) the Limited Purpose Deposit Account to the extent such deposit account is in compliance with the requirements set forth in the definition thereof and (z) deposit accounts at

Comerica Bank that comply with the foregoing clause (b)) shall be maintained at PNC no later than November 15, 2012 (or such later date as Agent shall agree in its sole discretion). On each Business Day that amounts received in the Limited Purpose Deposit Account (other amounts of the type described in clause (b) of the definition thereof deposited therein by VMC) since the last date of transfer required by this sentence (or the Closing Date, in the case of the first such transfer) are equal to or in excess of $250,000 in the aggregate, the Borrowers shall transfer on such Business Day all such amounts to the collection account of VMC maintained at PNC.
22.New and Newly Registered Intellectual Property
. If any Credit Party (a) obtains ownership of any patent registered with the United States Patent and Trademark Office, trademark registered with the United States Patent and Trademark Office, or copyright registered with the United States Copyright Office, or (b) submits a registered application for any patent or any trademark, then such Credit Party shall, concurrently with the delivery of the Compliance Certificate for the relevant period, provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions (including recording or allowing Agent to record such intellectual property security agreements with the United States Copyright Office or the United States Patent and Trademark Office, as applicable) as Agent shall request in its Permitted Discretion to perfect and maintain a first priority perfected security interest in favor of Agent. No Credit Party shall register any copyrights or mask works in the United States Copyright Office, unless such Credit Party shall: (i) not less than five (5) Business Days prior to making the relevant filings, provide Agent written notice of such Credit Party’s filing of an application to register such copyrights or mask works together with a copy of the application to be filed with the United States Copyright Office (excluding exhibits thereto); (ii) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its Discretion to perfect and maintain a first priority perfected security interest in favor of Agent in the copyrights or mask works intended to be registered with the United States Copyright Office; and (iii) record or allow Agent to record such intellectual property security agreement with the United States Copyright Office. Each Credit Party shall promptly provide to Agent evidence of the recording of the intellectual property security agreement necessary for Agent to perfect and maintain a first priority perfected security interest in such property.

ARTICLE XIII
ARTICLE XIV
ARTICLE XVREPRESENTATIONS AND WARRANTIES
Each Credit Party represents and warrants to Secured Parties as follows:
1.Authority
. Each Credit Party has full power, authority and legal right to enter into this Agreement and the other Loan Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the other Loan Documents have been duly executed and delivered by each Credit Party, and this Agreement and the other Loan Documents constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the other Loan Documents (a) are within such Credit Party’s corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of such Credit Party’s by-laws, certificate of incorporation or other applicable documents relating to such Credit Party’s formation or to the conduct of such Credit Party’s business or of any material agreement or undertaking to which such Credit Party is a party or by which such Credit Party is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1, all of which will have been duly obtained, made or compiled with prior to the Closing Date and that are in full force and effect, (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under any material agreement, charter document, instrument, by-law, operating agreement or other material instrument to which such Credit Party is a party or by which it or its property is a party or by which it may be bound, and (e) will not result in the creation of any Lien (except Permitted Encumbrances) upon any asset of such Credit Party under the provisions of any agreement, charter document, instrument, by-law, operating agreement or other instrument to which such Credit Party is a party or by which it or its property is a party or by which it may be bound.
2.Formation and Qualification

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(a)Each Credit Party is duly incorporated and in good standing under the laws of its state of incorporation, as listed on Schedule 5.2(a) and is qualified to do business and is in good standing as of the Closing Date in the states listed on Schedule 5.2(a), which constitute all states in which qualification and good standing are necessary for such Credit Party to conduct its business and own its property where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on such Credit Party. Each Credit Party has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will notify Agent of any amendment or changes thereto not less than 30 days prior to each such amendment.
(b)The only Subsidiaries of each Credit Party are listed on Schedule 5.2(b).
3.Survival of Representations and Warranties
. All representations and warranties of such Credit Party contained in this Agreement and the other Loan Documents shall be true, correct, and complete, in all material respects (except that any such representation or warranty already qualified or modified by materiality in the text thereof shall be true, correct and complete in all respects), and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
4.Tax Returns
. Each Credit Party’s federal tax identification number, as of the Closing Date, is set forth on Schedule 5.4. Each Credit Party has filed all material federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Credit Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending January 31, 2004. The provision for taxes on the books of each Credit Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Credit Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.
5.Financial Statements
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(a)The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by and under this Agreement (collectively, the “Transactions”) and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified by the Vice President Finance of Borrowing Agent as fairly presenting, in all material respects, the financial condition of the Borrowers as of the date thereof. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements and except for the absence of footnotes and customary year-end adjustments.~~.~~
(b)The twelve-month cash flow projections of Borrowers on a Consolidated Basis and their projected balance sheets as of the Closing Date, copies of which are annexed to the Financial Condition Certificate (the “Projections”) were prepared by the Vice President Finance of VMC, in good faith based upon assumptions believed by the Borrowers to be reasonable at the time made (it being understood that such projections are subject to uncertainties and contingencies and that no assurance can be given that any particular projections will be realized). The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.
~~and~~
(c)The consolidated and consolidating (if applicable) balance sheets of Borrowers, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of November 30, 2011, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, as in effect from time to time (except as expressly noted therein and except for changes in application in which such accountants concur and present fairly the financial position of Borrowers and their Subsidiaries at such date and the results of their operations for such period). Since January 31, 2011 there has been no change in the condition, financial or otherwise, of Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date which individually or in the aggregate could reasonably be expected to have a Materially Adverse Effect.
6.Entity Names
. No Credit Party has changed its corporate name or used a trade name in the past five years and does not sell Inventory under any other name, nor has any Credit Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years, in each case except as set forth on Schedule 5.6.
7.O.S.H.A~~.~~ and Environmental Compliance
.
(a)Each Credit Party has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Credit Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations other than, in each case, such non-compliance as count not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Each Credit Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws other than those the failure of which to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(c)There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Credit Party that could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
8.Solvency; No Litigation, Violation, Indebtedness or Default
.
(a)The Credit Parties, taken as a whole, are solvent, able to pay their debts as they mature, have capital sufficient to carry on their businesses and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, taken as a whole, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis), taken as a whole, will be in excess of the amount of its liabilities.
(b)Except as disclosed in Schedule 5.8(b), no Credit Party has (i) any pending or threatened (in writing to any Credit Party) litigation, arbitration, actions or proceedings that could reasonably be expected to have a Material Adverse Effect, and (ii) any indebtedness for borrowed money other than the Obligations and Funded Debt set forth on Schedule 7.8 hereof.
(c)No Credit Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect that could reasonably be expected to have a Material Adverse Effect, nor is any Credit Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.
(d)No Credit Party or member of the Controlled Group maintains or contributes, or has any obligation to contribute to, or liability under, any Pension Benefit Plan, any Multiemployer Plan or any Multiple Employer Plan other than (x) on the Closing Date, those listed on Schedule 5.8(d) hereto and (y) thereafter, as permitted under this Agreement. Further, (i) each Credit Party and each member of the Controlled Group has met all applicable minimum funding requirements under the Pension Funding Rules in respect of each Pension Benefit Plan and no waiver of the Pension Funding Rules has been applied for or obtained in the past five years; (ii) each Pension Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) no Credit Party or member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Pension Benefit Plan has been terminated by the plan administrator thereof nor by the PBGC for which there is any unsatisfied material liability, and there is no occurrence which would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Benefit Plan; (v) except as would not reasonably be expected to have a Material Adverse Effect, the present value of the aggregate benefit liabilities under each Pension Benefit Plan sponsored, maintained or contributed to by any Credit Party or any member of the Controlled Group (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Benefit Plan), did not exceed the aggregate current fair market value of the assets of such Pension Benefit Plan; (vi) except as would not reasonably be expected to have a Material Adverse Effect, no Credit Party or member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) except as would not reasonably expected to have a Material Adverse Effect, no Credit Party or member of the Controlled Group has nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code; (viii) no Termination Event has occurred and no Credit Party or member of the Controlled Group has taken any action which would reasonably be expected to constitute or result in a Termination Event; (ix) each Credit Party and each member of the Controlled Group have made all material contributions due and payable with respect to each Plan; (x) no Credit Party or member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur any unsatisfied liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xi) no Credit Party or any member of the Controlled Group has received notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA.
9.Patents, Trademarks, Copyrights and Licenses
. All patents and patent applications registered with the United States Patent and Trademark Office, trademarks and trademark applications registered with the United States Patent and Trademark Office, copyrights and copyright applications registered with the United States Copyright Office are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights that are necessary for the operation of the business of the Credit Parties, to the knowledge of the Credit Parties, there is no objection to or pending challenge to the validity of any such patent, trademark, or copyright, and no Credit Party is aware of any grounds for any such challenge, except as set forth in Schedule 5.9. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license that is necessary to the conduct of the business of the Credit Parties and their Subsidiaries and owned or held by any Credit Party and all trade secrets used by any Credit Party consist of original material or property developed by such Credit Party, was lawfully acquired by such Credit Party from the proper and lawful owner thereof or is otherwise lawfully licensed or used by the Credit Parties. With respect to all software used by any Credit Party (other than commercially available off-the-shelf software), such Credit Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9.
10.Licenses and Permits
. Except as set forth in Schedule 5.10, each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.
11.Default of Indebtedness; No Default
. Upon the contemporaneous repayment in full and termination of VMC’s Wells Fargo Credit Facility, no Credit Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement that, in each case, with or without the lapse of time or the giving of notice, or both, constitutes or could constitute an Event of Default hereunder.
12.No Default

. No Credit Party is in default in the payment or performance of any of its material contractual obligations and no default thereunder has occurred, in each case that with or without the lapse of time or the giving of notice, or both, constitutes or could constitute an Event of Default hereunder.
13.No Burdensome Restrictions
. No Credit Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Each Credit Party has heretofore delivered or made available to Agent true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject. No Credit Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Encumbrance.
14.No Labor Disputes
. No Credit Party is involved in any material labor dispute; there are no material strikes or walkouts or union organization of any Credit Party’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14.
15.Margin Regulations
. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.
16.Investment Company Act
. No Credit Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
17.Disclosure
. No representation or warranty made by any Credit Party in this Agreement or in any other Loan Document or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading as of the time it was made or deemed made or delivered; provided that any Credit Party’s representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that such Credit Party believed to be reasonable as of the date such material was prepared (it being understood that the projections are subject to uncertainties and contingencies, many of which are beyond such Credit Party’s control, and that no assurance can be given that the projections will be realized). There is no fact known to any Credit Party or which reasonably should be known to such Credit Party that such Credit Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement that could reasonably be expected to have a Material Adverse Effect.
18.Swaps
. No Credit Party is a party to, nor will it be a party to, any swap agreement whereby such Credit Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.
19.Conflicting Agreements
. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Credit Party or affecting the Collateral conflicts with, or requires any Consent that has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the other Loan Documents.
20.Application of Certain Laws and Regulations

. No Credit Party is subject to any law, statute, rule or regulation that regulates the incurrence of any Indebtedness that is not applicable to businesses generally, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.
21.Business and Property of Credit Parties
. Upon and after the Closing Date, the Credit Parties do not propose to engage in any business other than as set forth in Section 7.9 the business of manufacturing to supplying equipment and furniture to schools and activities necessary to conduct the foregoing. On the Closing Date, each Credit Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Credit Party.
22.Section 20 Subsidiaries
. No Credit Party intends to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.
23.Anti-Terrorism Laws
.
(a)General. No Credit Party (nor to the knowledge of any Credit Party, any Affiliate of any Credit Party) is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(b)Executive Order No. 13224. Neither any Credit Party (nor to the knowledge of any Credit Party, any Affiliate of any Credit Party) nor its respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):
(i)a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(ii)a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(iii)a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;
(v)a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
(vi)a Person or entity who is affiliated or associated with a Person or entity listed above.
Neither any Credit Party nor to the knowledge of any Credit Party, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.
24.Trading with the Enemy
. No Credit Party has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.
25.Ricoh Financing Statement
. The Liens evidenced by UCC-1 Financing Statement No. 2009 3342604 filed with the Delaware Secretary of State on October 16, 2009 naming Ricoh Americas Corporation (“Ricoh”), as secured party, and VMC, as debtor, only encumber office Equipment leased by VMC from Ricoh, In addition, one or more Borrowers (a) leases three mail system machines from MailFinance (one machine is in Torrance and two in Arkansas) and (b) rents from time to time equipment such as forklifts, boom lifts, or vehicles on short term rental arrangements (less than one year).

26.Commercial Tort Claims
. No Credit Party holds any commercial tort claim it has asserted in excess of $250,000, except as set forth on Schedule 5.26.

ARTICLE XVI
ARTICLE XVII
ARTICLE XVIIIAFFIRMATIVE COVENANTS
Each Credit Party shall, until indefeasible payment in full in cash (or other immediately available funds) of the Obligations (other than Inchoate Obligations) and termination of this Agreement:
1.Payment of Fees
. With respect to Borrowers, pay to Agent, without duplication: (a) all fees and other amounts required to be paid pursuant to this Agreement and the other Loan Documents, as and when the same become due; and (b) ON DEMAND all usual and customary fees and expenses that Agent incurs in connection with (i) the forwarding of Advance proceeds and (ii) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers’ Account for all such fees and expenses.
2.Conduct of Business and Maintenance of Existence and Assets
. (a) Conduct its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of or sold in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, trade names, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof except where failure to do so could not reasonably be expected to have a Material Adverse Effect.
3.Violations
. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Credit Party that could reasonably be expected to have a Material Adverse Effect.
4.Government Receivables
. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances, and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with, any Receivable arising out of contracts between any Credit Party and the United States, any state or any department, agency or instrumentality of any of them; provided, that such actions shall only be required under such applicable state or local statutes or ordinances (i) at Agent’s request and (ii) with respect to a Receivable in excess of $500,000.
5.Financial Covenants
.
(a)[Reserved].
(b)Fixed Charge Coverage Ratio. Cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 for the consecutive four fiscal quarter period of the Borrowers ending January 31, 2017.
(c)Minimum EBITDA. Cause to be maintained, for the applicable consecutive fiscal month period ending as of the applicable fiscal month end set forth below, EBITDA as of such fiscal month end of not less than the amount set forth opposite the respective fiscal month period below:

Fiscal Month Period and Fiscal Month End	EBITDA
Eleven consecutive fiscal months ending December 31, 2016	Not Measured
Twelve consecutive fiscal months ending January 31, 2017	$7,304,000
Fiscal month ending February ~~29, 2016~~28, 2017	Not Measured
Two consecutive fiscal months ending March 31, ~~2016~~2017	Not Measured
Three consecutive fiscal months ending April 30, ~~2016~~2017	$(~~3,626,000~~4,600,000)
Four consecutive fiscal months ending May 31, ~~2016~~2017	Not Measured
Five consecutive fiscal months ending June 30, ~~2016~~2017	Not Measured
Six consecutive fiscal months ending July 31, ~~2016~~2017	$~~5,256,000~~2,775,000
Seven consecutive fiscal months ending August 31, ~~2016~~2017	Not Measured
Eight consecutive fiscal months ending September 30, ~~2016~~2017	Not Measured
Nine consecutive fiscal months ending October 31, ~~2016~~2017	$10,904,000
Ten consecutive fiscal months ending November 30, ~~2016~~2017	Not Measured
Eleven consecutive fiscal months ending December 31, ~~2016~~2017	Not Measured
Twelve consecutive fiscal months ending January 31, 2018	$7,400,000
~~Twelve consecutive fiscal months ending January 31, 2017~~	$7,304,000

(d)Setting of Financial Covenants. The financial covenants in this Section 6.5 shall be set on thirty days prior to the first day of the first quarter of the fiscal year, based on a forecast provided by Borrowers that is acceptable to Agent.
6.Execution of Supplemental Instruments
. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.
7.Payment of Indebtedness
. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of any Secured Party.
8.Standards of Financial Statements
. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to which GAAP is applicable to fairly present in all material respects the financial condition and results of operations of the Borrowers and their Subsidiaries (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

9.~~Post-Closing Covenants.~~ [Reserved].
~~(a)    On or before the sixtieth (60th) day following the Closing Date (or such later date as Agent shall agree in its sole discretion):~~
~~(i)    cause Patent No. D471729 (App. No. 29147210 for "Four Legged Chair"), Trademark Reg. No. 0,740,021 (MARTEST), and Trademark Reg. No. 4,040,857 (PLANSCAPE) the chain of title records in the Patent and Trademark Office to properly reflect VMC as the registered owner of all such Intellectual Property; and~~
~~(ii)    deliver to Agent, in form and substance satisfactory to Agent, a Phase II environmental assessment in respect of the Real Property of Borrowers located at 1265 Bruce Street, Conway, AR 72034.~~
~~(b)    On or before the ninetieth (90th) day following the Closing Date (or such later date as Agent shall agree in its sole discretion) deliver to Agent a credit card processor agreement in form and substance acceptable to Agent for (i) credit card receivables processed by Discover and (ii) credit card receivables processed by American Express.~~
~~(c)    No later than thirty (30) days after Agent’s written request therefor (or such later date as Agent shall agree in its sole discretion), deliver each of the following items, in form and substance satisfactory to Agent and Lenders, with respect to the Real Property of Borrowers located at 1265 Bruce Street, Conway, AR 72034:~~

~~(i)    an executed Mortgage in respect of such Real Property;~~
~~(ii)    a survey for such Real Property; and~~
~~(iii)    a fully paid mortgagee title insurance policy, in standard ALTA form, issued by a title insurance company reasonably satisfactory to Agent, in an amount equal to not less than the fair market value of such Real Property, insuring such Mortgage to create a valid Lien on such Real Property with no exceptions that Agent shall not have approved in writing and no survey exceptions.~~

ARTICLE XIX
ARTICLE XX
ARTICLE XXINEGATIVE COVENANTS
No Credit Party shall, until indefeasible payment in full in cash (or other immediately available funds) of the Obligations (other than Inchoate Obligations) and termination of this Agreement:
1.Merger, Consolidation, Acquisition and Sale of Assets
.
(a)Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except for (i) any merger, consolidation or reorganization between the Credit Parties, provided that any Borrower must be the surviving entity of any such merger, consolidation or reorganization to which it is a party or (ii) any merger, consolidation or reorganization between a Credit Party and Subsidiaries of such Credit Party that are not Credit Parties so long as such Credit Party is the surviving entity of any such merger.
(b)Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) sales, leases, transfers and dispositions permitted by Section 4.3 and (ii) any other sales, leases, transfers or dispositions expressly permitted by this Agreement.
2.Creation of Liens
. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances provided that nothing herein constitutes an admission by any Secured Party that a Permitted Encumbrance has priority over any Lien in favor of Agent or any other Secured Party, and Agent and the other Secured Parties reserve their rights to assert such priority as against any Permitted Encumbrance.
3.Guarantees
. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Secured Parties) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the Ordinary Course of Business in respect of (i) performance bonds (other than performance bonds in respect of sales of school furniture), surety or appeal bonds, notary public bonds and bonds in support of Borrowers’ prior self-insurance program up to an aggregate amount of $250,000 and (ii) unsecured bid bonds and unsecured performance bonds in respect of sales of school furniture, (c) the endorsement of checks in the Ordinary Course of Business and (d) guarantees in respect of Indebtedness otherwise permitted hereunder.
4.Investments
. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, or make any investments, advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate (each, an “Investment”) except with respect to:
(a)the following cash equivalents (i) obligations issued or guaranteed by the United States of America or any agency thereof, (ii) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (iii) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (x) such bank has a combined capital and surplus of at least $500,000,000, or (y) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (iv) bonds and other fixed income instruments (including tax-exempt bonds) rated investment grade from companies or public entities, and mutual funds that invest substantially all of their assets in such bonds and other fixed income instruments, either owned directly by a Credit Party or managed on a Credit Party’s behalf by any nationally recognized investment advisor who or which has assets under management in excess of $500,000,000, (v) repurchase agreements or similar arrangements with banks which have capital and surplus of not less than $500,000,000, (vi) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof and (vii) mutual funds or money market funds that invest substantially all of their assets in instruments described in the subsections above;
(b)advances to officers, directors and employees of the Credit Parties in an aggregate amount not to exceed $25,000 at any time outstanding, for travel, entertainment, relocation and other purposes in the Ordinary Course of Business and consistent with past practice;
(c)Investments of Borrowers in any Guarantor and Investments of any Subsidiary in any Credit Party;
(d)Investments received in satisfaction of judgments or pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or account debtors;
(e)guarantees permitted by Section 7.3;
(f)Investments existing as of the date hereof and set forth on Schedule 7.4 and any replacements, renewals or extensions of any such Investments; provided that the amount of any such Investment is not increased at the time of such replacement, renewal or extension of such Investment except by an amount equal to a reasonable premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses reasonably incurred in connection with such replacement, renewal or extension;
(g)Investments in respect of prepaid expenses, negotiable instruments held for collection or lease, utility, workers’ compensation, in each case in the Ordinary Course of Business;
(h)Investments pursuant to employee wage and benefit plans for the benefit of the Credit Parties’ employees (including any “rabbi trust” account used in connection with such purposes); and
(i)additional Investments not exceeding $50,000 in the aggregate outstanding at any time.
5.[Intentionally Omitted.]
6.Capital Expenditures
. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in the ~~2015~~2016 fiscal year, or any fiscal year thereafter, in an aggregate amount for all Borrowers in excess of $~~5,000,000.~~7,400,000. The limitation on the amount of Capital Expenditures which may be made in any fiscal year pursuant to the terms contained in this Section shall apply to Capital Expenditures financed with Equipment Loans.
7.Dividends
. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Credit Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock, including, in respect of VMC’s Rights Plan) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Credit Party (collectively, “Restricted Payments”), except that:
(a)each Subsidiary may make Restricted Payments to any Credit Party that owns an Equity Interest in such Subsidiary;
(b)each Credit Party and Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it solely with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(c)each Borrower and Subsidiary may purchase (i) Equity Interests in any Credit Party or options with respect to Equity Interests in any Credit Party held by directors, employees or management of any Borrower or any of its Subsidiaries (or their estates or authorized representatives) in connection with the death, disability or termination of employment of any such directors, employees or management and (ii) Equity Interests in any Credit Party for the purpose of holding such Equity Interest for future issuance under an employee stock plan; and
(d)Borrowers may make Restricted Payments to any Person that owns an Equity Interest in any Borrower on the condition that (i) such Restricted Payments shall not exceed $1,300,000 in the aggregate during any fiscal year; (ii) Borrowers must have a Fixed Charge Coverage Ratio of not less than 1.10:1.00 for the trailing twelve month period ending on the fiscal quarter immediately preceding the date of any such Restricted Payment, (iii) no Default or Event of Default shall have occurred or be continuing, and (iv) no Default or Event of Default shall result from any such Restricted Payment.
8.Indebtedness
. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of:~~:~~
(a)the Obligations;
(b)Indebtedness in respect of Capital Expenditures permitted under Section 7.6;
(c)without duplication, guarantees of any Credit Party or Subsidiary in respect of Indebtedness of the Borrowers expressly permitted hereunder;
(d)intercompany Indebtedness between the Credit Parties;
(e)Indebtedness of any Credit Party or Subsidiary thereof incurred in the Ordinary Course of Business in respect of bank guarantees, letters of credit or similar instruments to support local regulatory requirements;
(f)Indebtedness disclosed on Schedule 7.8 and any permitted Refinancing Indebtedness in respect thereof;
(g)additional unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding;
(h)Indebtedness in respect of Capitalized Lease Obligations not in excess of $150,000 in the aggregate at any time outstanding, solely to the extent arising due to changes imposed subsequent to the Closing Date by GAAP requiring leases characterized as operating leases as of the Closing Date (or any renewal or replacement thereof) to be recharacterized as a Capital Lease Obligation; in the aggregate at any time outstanding;
(i)Guarantees permitted under Section 7.3; and
(j)other Indebtedness incurred in the Ordinary Course of Business or arising as result of operations of the Credit Parties in the Ordinary Course of Business, in each case not constituting Funded Debt and not otherwise prohibited under this Agreement or any other Loan Document.
9.Nature of Business
. Substantially change the nature of the business in which it is presently engaged or any business substantially related or incidental thereto or any reasonable extension thereof, as determined in good faith by the Credit Parties.
10.Transactions with Affiliates

. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions on an arm’s-length basis on terms and conditions no less favorable than terms and conditions that would have been obtainable from a Person other than an Affiliate, except:
(a)any contract, agreement or business arrangement between Credit Parties; and
(b)reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans, any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans) and reasonable and customary indemnification and reimbursement arrangements with respect to such Persons, in each case incurred in the Ordinary Course of Business and consistent in all material respects with past practice.
11.[Intentionally Omitted.]
12.Subsidiaries
.
(a)Form or acquire any Subsidiary unless (i) such Subsidiary is not a Foreign Subsidiary and such Subsidiary expressly joins in this Agreement as a borrower or becomes a Guarantor of the Obligations and grants a security interest in its assets (subject to the same exceptions and limitations as the security interest granted by the Credit Parties hereunder) and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the ~~Revolving Credit~~ Notes and under any other agreement between any Borrower and Agent or Lenders, in each case pursuant to a joinder agreement acceptable to Agent, and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.
(b)Enter into any partnership, joint venture or similar arrangement.
13.Fiscal Year and Accounting Changes
. Change, without the prior written consent of Agent to be given or withheld in its sole discretion, its fiscal year end from January 31 or make any change (a) in accounting treatment and reporting practices except as required by GAAP or the Securities Act or (b) in tax reporting treatment except as required by law.
14.Pledge of Credit
. Now or hereafter pledge any Secured Party’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Credit Party’s business as conducted on the date of this Agreement.
15.Amendment of Articles of Incorporation, By-Laws
. Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws in a manner adverse to Agent or any other Secured Party in any material respect (including, without limitation of those amendments which may be adverse to the Secured Parties, any such amendment that changes the manner in which members of the board of directors are elected, vacancies on such board are filled, the number of members that may constitute such board (or any provision pursuant to which the number of members may be increased or decreased) or the manner in which any class of shares is entitled to vote or the manner in which the weight of such vote is calculated, including, in all cases any amendment to Article IX of the Certificate of Incorporation of VMC, shall, in each case, be materially adverse to Agent and the Lenders).
16.Compliance with ERISA
. (a)(i) Maintain, or permit any member of the Controlled Group to maintain, or (ii) become obligated to contribute to, or permit any member of the Controlled Group to become obligated to contribute to, any Pension Benefit Plan, other than those Pension Benefit Plans disclosed on Schedule 5.8(d) or those Pension Benefit Plans for which the Agent has provided its prior written consent; (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the Code that could reasonably expected to have a Material Adverse Effect, (c) fail to satisfy, or permit any member of the Controlled Group to fail to satisfy, the minimum funding standards of the Pension Funding Rules, (d) except as could not reasonably be expected to have a Material Adverse Effect terminate, or permit any member of the Controlled

Group to terminate, any Pension Benefit Plan where such event could result in any liability of any Credit Party or any member of the Controlled Group or the imposition of a lien on the property of any Credit Party or any member of the Controlled Group pursuant to Section 430(k) of the Code or Section 4068 of ERISA, (e) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect; (f) fail promptly to notify Agent of the occurrence of any Termination Event that could reasonably be expected to have a Material Adverse Effect, (g) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, that could reasonably be expected to have a Material Adverse Effect or (h) postpone or delay, or allow any member of the Controlled Group to postpone or delay, any funding requirement under the Pension Funding Rules with respect of any Pension Benefit Plan.
17.Prepayment of Funded Debt
. At any time, directly or indirectly, prepay any Funded Debt (other than the Obligations), or repurchase, redeem, retire or otherwise acquire any Funded Debt of any Credit Party, in an amount not in excess of $150,000 in the aggregate in any fiscal year of the Borrowers.
18.Anti-Terrorism Laws
. No Credit Party shall, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit agent to:
(a)Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.
(b)Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.
(c)Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. The Credit Parties shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Credit Parties’ compliance with this Section 7.18.
19.Membership/Partnership Interests
. Treat or permit any of its Subsidiaries to (a) treat its limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of Uniform Commercial Code or (b) certificate its limited liability company membership interests or partnership interests, as the case may be, unless, in each case, such certificates are contemporaneously with such treatment delivered to Agent together with an endorsement in blank.
20.Trading with the Enemy Act
. Engage in any business or activity in violation of the Trading with the Enemy Act.
21.Clean Down
. Commencing in calendar year 2015, during the period between October 1st and December 31st of each year, permit Revolving Advances in the aggregate to exceed $6,000,000 at any time for a period of 30 consecutive days during such period.
22.Leases
. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $10,000,000 in any one fiscal year in the aggregate for all Borrowers.

ARTICLE XXII
ARTICLE XXIII
ARTICLE XXIVCONDITIONS PRECEDENT
1.Conditions to Initial Advances

. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date , and of Agent to issue or cause to be issued any Letter(s) of Credit to be issued on the Closing Date, if any, is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a)Loan Documents. Agent shall have received (i) the Revolving Credit Notes duly executed and delivered by an authorized officer of each Borrower, and (ii) each other Loan Document to be delivered on the Closing Date executed and delivered by each of the parties thereto;
(b)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded is in form appropriate for filing, registration and recordation, as applicable, in order to create, in favor of Agent, a perfected, first priority security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;
(c)Corporate Proceedings of Borrowers. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Revolving Credit Notes, each Mortgage, and any related agreements, (collectively the “Documents”) and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(d)Incumbency Certificates of Borrowers. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, the other Loan Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;
(e)Corporate Proceedings of Guarantors. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Guarantor authorizing the execution, delivery and performance of the Guaranty and each other Loan Document to which it is a party certified by the Secretary or an Assistant Secretary of each Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(f)Incumbency Certificates of Guarantors. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of each Guarantor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;
(g)Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of Incorporation together with copies of the By-Laws of each Borrower and each Guarantor and all agreements of each Borrower’s and each Guarantor’s shareholders certified as accurate and complete by the Secretary of each Borrower and such Guarantor;
(h)Good Standing Certificates. Agent shall have received good standing certificates for each Borrower and each Guarantor dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower’s and each Guarantor’s jurisdiction of incorporation and each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;
(i)Legal Opinion. Agent shall have received the executed legal opinion of Gibson, Dunn & Crutcher LLP in form and substance reasonably satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the other Loan Documents, and related agreements as Agent may reasonably require and each Credit Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;
(j)No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened in writing against any Borrower or any Guarantor or against the officers or directors of any Borrower or any Guarantor (A) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated thereby and that, in the reasonable opinion of Agent, is deemed material or (B) that could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or any Guarantor or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;
(k)Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k) (the “Financial Condition Certificate”).
(l)Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be in form and substance satisfactory to Agent in its Permitted Discretion, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest and Equipment of each Borrower and all books and records in connection therewith;
(m)Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;
(n)Pro Forma Financial Statements. Agent shall have received a copy of the Projections and Pro Forma Financial Statements, which shall demonstrate the ability of Borrowers to service their Indebtedness and perform all their Obligations hereunder and otherwise which must be satisfactory in all respects to Agent;
(o)Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers’ casualty insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers’ liability insurance policies, together with endorsements naming Agent as a co-insured and lender loss payee, as may be required by Agent, and if any Real Property is located in an area designated as a flood hazard area by any Governmental Body, the Borrowers will provide the Agent, at the Borrowers’ expense, a policy of flood insurance in an amount equal to the lesser of (i) the value of the applicable Real Property to be insured and (ii) the maximum amount available under the federal flood insurance program;
(p)Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent’s satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage delivered on the Closing Date), in standard ALTA form, issued by a title insurance company reasonably satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to a Mortgage on the Closing Date, insuring such Mortgage to create a valid Lien on the applicable Real Property with no exceptions that Agent shall not have approved in writing and no survey exceptions;
(q)Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by any Credit Party, including, Phase I environmental assessments and satisfactory flood certifications;
(r)Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;
(s)Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;
(t)Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the other Loan Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;
(u)No Adverse Material Change. (i) since January 31, 2011, there shall not have occurred any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;
(v)Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by the Credit Parties at which Inventory and books and records are located;
(w)Mortgages. Agent shall have received in form and substance satisfactory to Lenders (i) an executed Mortgage in respect of the Credit Parties’ Real Property located at 1701 Sturgis Road, Conway, Arkansas and (ii) title policies and (ii) surveys, for such Real Property;

(x)Contract Review. Agent shall have reviewed (i) all material contracts of the Credit Parties including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and (ii) all agreements with trade vendors including terms of sales provided to the Credit Parties and any remaining past due amounts owed to vendors, and such contracts and agreements, shall be satisfactory in all respects to Agent;
(y)Closing Certificate. Agent shall have received a closing certificate signed by the Vice President Finance of each Credit Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects on the Closing Date (ii) the Credit Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the other Loan Documents and (iii) on such date (after giving effect to the repayment and termination of VMC’s Wells Fargo Credit Facility) no Default or Event of Default has occurred or is continuing;
(z)Borrowing Base. Agent shall have received a Borrowing Base Certificate from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;
(aa)Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability (after payment of all fees and transaction expenses in connection with the Loan Documents, and subtraction of all trade payables aged beyond 60 days past due) of at least $5,500,000; and
(ab)Compliance with Laws. Agent shall be reasonably satisfied that each Credit Party is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act.
(ac)Repayment of Indebtedness. Agent shall have received a copy of a payoff letter and lien releases in respect of the Indebtedness of Borrowers outstanding under the Second Amended and Restated Credit Agreement, dated as of March 12, 2008, between VMC and Wells Fargo, National Association (as in effect on the date hereof, “VMC’s Wells Fargo Credit Facility”), and all Indebtedness and commitments to lend thereunder shall be paid in full and terminated, as applicable, on the Closing Date substantially contemporaneously with the initial Advances made hereunder.
(ad)Corporate. Agent shall be reasonably satisfied with the legal and capital structure of the Credit Parties and their respective Subsidiaries.
(ae)Other. All (i) corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel, and (ii) documents, instruments and agreements required to be delivered by or on behalf of Borrowers and Guarantors pursuant to the “closing checklist” provided by Agent in connection with this Agreement shall be delivered in form and substance satisfactory to Agent and its counsel.
2.Conditions to Each Advance
. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), and of Agent to issue or cause to be issued any Letter of Credit requested to be issued on any date (including the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a)Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to this Agreement, the other Loan Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the other Loan Documents or any related agreement shall be true and correct in all material respects (except that any such representation or warranty that is already qualified or modified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except for those representations and warranties that relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date;
(b)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date;
(c)No Material Adverse Effect. No Material Adverse Effect shall have occurred on or prior to such date, or would result after giving effect to the Advances requested to be made on such date;
Provided, however, that, notwithstanding Sections 8.2(a), (b) and (c), Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default and shall not obligate any Secured Party to make any future Advances; and
(d)Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.
Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.
3.Conditions to Each Equipment Loan
. The agreement of Lenders to make any Equipment Loan is subject to satisfaction of the following conditions precedent: (a) receipt by Agent of (i) a copy of the invoice relating to the equipment being purchased, (ii) evidence that such equipment has been shipped to the applicable Borrower, (iii) evidence that the requested Equipment Loan does not exceed (x) eighty-five percent (85%) of the Net Invoice Cost of such new equipment purchased by such Borrower or (y) eighty percent (80%) of the Net Invoice Cost of such used equipment purchased by such Borrower, and (iv) such other documentation and evidence that Agent may request; and (b) after giving effect thereto, the aggregate outstanding principal amount of Equipment Loans shall not exceed the Maximum Equipment Loan Amount.

ARTICLE XXV
ARTICLE XXVI
ARTICLE XXVIIINFORMATION AS TO CREDIT PARTIES
Until indefeasible payment in full in cash (or other immediately available funds) of the Obligations (other than Inchoate Obligations) and termination of this Agreement, each Credit Party shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to:
1.Disclosure of Material Matters
. Immediately upon learning thereof, report to Agent all matters materially adversely affecting the value, enforceability or ~~collectibility~~collectability of any portion of the Collateral in excess of $100,000 in the aggregate (other than Inventory held by employees of the Credit Parties for marketing and sales purposes not in excess of $10,000 in the aggregate), including any Credit Party’s reclamation or repossession of, or the return to any Credit Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.
2.Schedules
. During the Peak Season, deliver to Agent on or before the fifteenth (15th) day of each month (or as frequently as Agent shall require during the existence of a Default) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement) and on or before the Wednesday of each week (or as frequently as Agent shall require during the existence of a Default) as and for the prior week (a) accounts receivable roll forwards and ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, and (c) Inventory reports. At all times other than during the Peak Season, deliver to Agent on or before the fifteenth (15th) day of each month (or as frequently as Agent shall require during the existence of a Default) as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports, (d) current ‘do not mail’ planscape accounts receivable detail and (e) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement). Borrowers shall also deliver to Agent on or before Wednesday of each week (or as frequently as Agent shall require during the existence of a Default) as and for the prior week, a report of the sales and collections activity for such week. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and may do whatever it deems reasonably necessary to protect its interests hereunder. The items to be provided under this Section 9.2 are to be in form satisfactory to Agent and executed by Borrowing Agent and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.
3.Environmental Reports
. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a Compliance Certificate stating (to the best of his knowledge) that each Credit Party is in compliance in all material respects with all federal, state and local Environmental Laws. To the extent any Credit Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Credit Party will implement in order to achieve full compliance.
4.Litigation
. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Credit Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case adversely affects the Collateral or that could reasonably be expected to have a Material Adverse Effect.
5.Material Occurrences
. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied (after giving effect to any reconciliation required to accompany such financial statements pursuant to Section 1.1), the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Credit Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Credit Party that might result in the acceleration of the maturity of any Funded Debt, including the names and addresses of the holders of such Funded Debt with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Funded Debt; and (e) any other development in the business or affairs of any Credit Party that could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action the Credit Parties propose to take with respect thereto.
6.Government Receivables
. Upon request of Agent, provide Agent with a listing of all Receivables that arise out of contracts between any Credit Party and the United States, any state, or any department, agency or instrumentality of any of them, in such reasonable detail as Agent may require.
7.Annual Financial Statements
. Furnish Agent and Lenders within ninety (90) days after the end of each fiscal year of VMC, financial statements of Borrowers and their Subsidiaries on a consolidating (if applicable) and consolidated basis including statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP consistently applied, and in reasonable detail and reported upon without a “going concern” or like qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”). The report of the Accountants shall be prepared in accordance with generally accepted accounting standards. In addition, the reports shall be accompanied by a Compliance Certificate.
8.Quarterly Financial Statements
. Furnish Agent and Lenders within forty five (45) days after the end of (i) each fiscal quarter (other than the fourth fiscal quarter), an unaudited balance sheet of Borrowers and their Subsidiaries on a consolidating (if applicable) and consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers and their Subsidiaries on a consolidating (if applicable) and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and fairly representing the financial condition of the Borrowers in all material respects, subject to normal and recurring year end adjustments and to the absence of footnotes and (ii) the fourth fiscal quarter a summary of the last three month’s profits and losses, and cash flow. The reports shall be accompanied by a Compliance Certificate.

9.Monthly Financial Statements
. Furnish Agent and Lenders within thirty (30) days after the end of each month, an unaudited balance sheet of Borrowers and their Subsidiaries on a consolidating (if applicable) and consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers and their Subsidiaries on a consolidating (if applicable) and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and fairly representing the financial condition of the Borrowers in all material respects, subject to normal and recurring year end adjustments and to the absence of footnotes. The reports shall be accompanied by a Compliance Certificate.
10.Other Reports
. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (a) with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders, (b) with copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrowers, and copies of all annual, regular, periodic and special reports and registration statements which Borrowers may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to Lenders pursuant to other provisions of this Section, and (c) with copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Authority;
11.Additional Information
. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the ~~Revolving Credit~~ Notes have been complied with by the Credit Parties including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Credit Party’s opening of any new office or place of business or any Credit Party’s closing of any existing office or place of business (other than home offices of individual marketing and sales employees and regional sales managers of the Credit Parties), and (c) promptly upon any Credit Party’s learning thereof, notice of any labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Credit Party is a party or by which any Credit Party is bound.
12.Projected Operating Budget
. Commencing with fiscal year 2012, furnish Agent and Lenders, (a) no later than thirty (30) days prior to the beginning of each Borrower’s fiscal years a draft of, and (b) no later than thirty (30) days after the beginning of each such fiscal years a final board of directors approved, month by month projected operating budget and cash flow of Borrowers and their Subsidiaries on a consolidating (if applicable) and consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections, in the case of the foregoing clause (b), to be accompanied by a certificate signed by the President or Vice President Finance of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.
13.Variances From Operating Budget
. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.
14.Notice of Suits, Adverse Events
. Furnish Agent with prompt written notice of: (a) any lapse or other termination of any Consent issued to any Credit Party by any Governmental Body or any other Person that is material to the operation of any Credit Party’s business; (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by any Credit Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Credit Party, or if copies thereof are requested by Lender; and (d) copies of any material notices and other communications from any Governmental Body or Person that specifically relate to any Credit Party.

15.ERISA Notices and Requests
. Furnish Agent with prompt written notice in the event that (a) any Credit Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which any Credit Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Credit Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect has occurred together with a written statement describing such transaction and the action which such Credit Party or such member of the Controlled Group (as applicable) has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Pension Benefit Plan together with all communications received by any Credit Party or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any frozen Pension Benefit Plan as set forth in Schedule 5.8(d), (e) any Credit Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Benefit Plan or to have a trustee appointed to administer a Pension Benefit Plan, together with copies of each such notice, (f) any Credit Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Pension Benefit Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Credit Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability with respect to a Multiemployer Plan, together with copies of each such notice; (h) any Credit Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Pension Funding Rules on or before the due date for such installment or payment; (i) any Credit Party or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan. The Credit Parties shall promptly deliver to Agent all information required to be reported to the PBGC under Section 4010 of ERISA and such other documents or governmental reports or filings related to any Pension Benefit Plan as Agent shall reasonably request. Promptly following an request therefor, the Credit Parties shall deliver to the Agent copies of any documents or notices described in Sections 101(j), (k) or (l) of ERISA that any Credit Party or any member of the Controlled Group may request with respect to any Pension Benefit Plan or Multiemployer Plan, as applicable; provided, that, if any Credit Party or any member of the Controlled Group has not requested such documents or notices from the administrator or sponsor of the applicable Pension Benefit Plan or Multiemployer Plan, then the applicable Credit Party or the applicable member of the Controlled Group shall, upon request by Agent, promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices to Agent promptly after receipt thereof.
16.Additional Documents
. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

ARTICLE XXVIII
ARTICLE XXIX
ARTICLE XXXEVENTS OF DEFAULT
The occurrence of any one or more of the following events shall constitute an “Event of Default”:
1.Nonpayment
. Failure by any Borrower to pay any principal or interest on the Obligations when due, whether due at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any other Loan Document when due;
2.Breach of Representation
. Any representation or warranty made or deemed made by any Credit Party in this Agreement, any other Loan Document or in any related agreement, certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect in any material respect or when taken together with all such other information delivered under the Loan Documents, misleading in any material respect (except, in each case, that any such representation or warranty that is already qualified or modified by materiality shall be true and correct in all respects) on the date when made or deemed to have been made;
3.Noncompliance
. Except as otherwise provided in Section 10.1, failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition or covenant:
(a)contained in Sections 4.3, 4.5, 4.6, 4.7, 4.11, 4.21, 6.5, 6.6, 6.7, Sections 7.1 through 7.22 or Sections 9.7, 9.8, 9.9, 9.12 and 9.13;
(b)contained in Sections 9.1 through 9.15 (other than Sections 9.7, 9.8, 9.9, 9.12 and 9.13), which remains unremedied for a period of five (5) Business Days;
(c)contained in any other provisions of this Agreement or any of the other Loan Documents, which remains unremedied for a period of thirty (30) days after the earlier of (x) knowledge of such failure by any Credit Party, or (y) written notice of such failure to Borrowing Agent by Agent or any Lender;
4.Judicial Actions
. Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Credit Party’s Inventory, Receivables or other property having an aggregate value in excess of $250,000 that is not stayed or lifted within thirty (30) days;
5.Judgments
. Any judgment or judgments are rendered against any Credit Party for an aggregate amount in excess of $250,000 and (a) enforcement proceedings shall have been commenced by a creditor upon such judgment, (b) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (c) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance);
6.Bankruptcy
. Any Credit Party shall: (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property; (b) make a general assignment for the benefit of creditors; (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect); (d) be adjudicated a bankrupt or insolvent; (e) file a petition seeking to take advantage of any other law providing for the relief of debtors; (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws; or (g) take any action for the purpose of effecting any of the foregoing;
7.Inability to Pay
. Any Credit Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;
8.Affiliate Actions
. Any Affiliate of any Credit Party (a) violates any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (b) shall, or its respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, shall be a Blocked Person, (c) (i) conducts any business or engages in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deals in, or otherwise engages in, any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law.
9.Lien Priority

. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;
10.Cross Default
. A default of the obligations of any Credit Party shall occur under (i) any agreement to which it is a party in respect of Funded Debt in excess of $200,000 in the aggregate for all such Persons, or (ii) any other agreement to which it is a party that materially adversely affects its condition, affairs or prospects (financial or otherwise), in each case which default is not cured within any applicable grace period;
11.Breach of Guaranty
. Termination or breach of any Guaranty or Guarantor Security Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges (in writing) the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement;
12.Change of Control
. Any Change of Control shall occur;
13.Invalidity
. Any material provision of this Agreement or any other Loan Document shall, for any reason, cease to be valid and binding on any Credit Party, or any Credit Party shall so claim in writing to Agent or any Lender;
14.Licenses
. (a) Any Governmental Body shall (i) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or trade name of any Credit Party, or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (iii) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Credit Party’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent; or (b) any agreement that is necessary or material to the operation of any Credit Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could, in each case of this Section 10.15, reasonably be expected to have a Material Adverse Effect;
15.Seizures
. Any portion of the Collateral shall be seized or taken by a Governmental Body, or Credit Party or the title and rights of any Credit Party that is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding that might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the other Loan Documents;
16.Operations
. The operations of any Credit Party’s manufacturing facility are interrupted at any time for more than (a) five (5) consecutive days during the Peak Season or (b) fifteen (15) consecutive days at any other time, in each case unless such Credit Party shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive six month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (a) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Credit Party shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or
17.Pension Plans
. Any failure by any Credit Party to comply with the requirements of Sections 7.16 or 9.15 hereof, determined without regard to any materiality limitation or threshold set forth therein, shall occur or exist with respect to any Pension Benefit

Plan and, as a result of such event or condition, together with all other such events or conditions, any Credit Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Pension Benefit Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would be reasonably likely to result in aggregate liability to the Credit Parties (or any of them) of $250,000 or more; or
18.Section 6.5 Covenants
. Any covenant in Section 6.5 becomes inapplicable due to the failure of such covenant to apply by its terms in a future period, and the Borrowers and Agent fail to come to an agreement acceptable to Agent in its sole discretion to amend the covenant to apply to future periods.

ARTICLE XXXI
ARTICLE XXXII
ARTICLE XXXIIILENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT
1.Rights and Remedies
.
(a)Upon the occurrence of (i) an Event of Default pursuant to Section 10.6 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such Event of Default not having previously been waived), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Credit Party in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder and the obligation of Agent to issue or cause the issuance of any Letter of Credit will be terminated other than as may be agreed to by Agent and Lenders and approved by an appropriate order of the bankruptcy court or other governmental Body having jurisdiction over such Credit Party in connection therewith in form and substance satisfactory to Agent and Lenders in their sole discretion. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the other Loan Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Credit Party’s premises or other premises without legal process and without incurring liability to any Credit Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Credit Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give the Credit Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Secured Party may bid for and become the purchaser, and Agent, any Secured Party or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Credit Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual non-revocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Credit Party’s (a) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights that are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5. Non-cash proceeds will only be applied to the

Obligations as they are converted into cash. If any deficiency shall arise, the Credit Parties shall remain liable to Secured Party therefor.
(b)To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Credit Party acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Credit Party, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Credit Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Credit Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
2.Agent’s Discretion
. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Secured Party rights hereunder.
3.Setoff
. Subject to Section 14.12, in addition to any other rights that Agent or any other Secured Party may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Secured Party shall have a right, immediately and without notice of any kind, to apply any Credit Party’s property held by Agent and such Secured Party to reduce the Obligations.
4.Rights and Remedies not Exclusive
. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
5.Allocation of Payments After Event of Default
. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Secured Parties under this Agreement and the other Loan Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;
FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;
FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit);
SIXTH, to all other Obligations and other obligations that have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and
SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 11.5.

ARTICLE XXXIV
ARTICLE XXXV
ARTICLE XXXVIWAIVERS AND JUDICIAL PROCEEDINGS
1.Waiver of Notice
. Each Credit Party hereby waives notice of non-payment of any of the Receivables, demand, notice of acceleration, notice of intent to accelerate, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
2.Delay
. No delay or omission on Agent’s or any Secured Party’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
3.Jury Waiver; California Judicial Reference
.
(a)EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE

AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(b)IN THE EVENT THAT ANY SUCH ACTION IS COMMENCED OR MAINTAINED IN ANY COURT IN THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH IN SECTION ABOVE IS NOT ENFORCEABLE, AND EACH PARTY TO SUCH ACTION DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, THE PARTIES HERETO HEREBY ELECT TO PROCEED AS FOLLOWS:
(i)WITH THE EXCEPTION OF THE ITEMS SPECIFIED IN CLAUSE (II) BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM (EACH, A “CONTROVERSY”) BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL BE RESOLVED BY A REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 638, ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (“CCP”), OR THEIR SUCCESSOR SECTIONS, WHICH SHALL CONSTITUTE THE EXCLUSIVE REMEDY FOR THE RESOLUTION OF ANY CONTROVERSY, INCLUDING WHETHER THE CONTROVERSY IS SUBJECT TO THE REFERENCE PROCEEDING. EXCEPT AS OTHERWISE PROVIDED ABOVE, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN ANY COURT IN WHICH VENUE IS APPROPRIATE UNDER APPLICABLE LAW (THE “COURT”).
(ii)THE MATTERS THAT SHALL NOT BE SUBJECT TO A REFERENCE ARE THE FOLLOWING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY; (B) EXERCISE OF SELF HELP REMEDIES (INCLUDING SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) AND (B) OR TO SEEK OR OPPOSE FROM A COURT OF COMPETENT JURISDICTION ANY OF THE ITEMS DESCRIBED IN CLAUSES (C) AND (D). THE EXERCISE OF, OR OPPOSITION TO, ANY OF THOSE ITEMS DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PURSUANT TO THIS AGREEMENT.
(iii)THE REFEREE SHALL BE A RETIRED JUDGE OR JUSTICE SELECTED BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES. IF THE PARTIES DO NOT AGREE WITHIN TEN (10) DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN, UPON REQUEST OF ANY PARTY, THE REFEREE SHALL BE SELECTED BY THE PRESIDING JUDGE OF THE COURT (OR HIS OR HER REPRESENTATIVE). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.
(iv)EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT THAT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AT ANY HEARING CONDUCTED BEFORE THE REFEREE, AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH A REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR THE COURT REPORTER. SUBJECT TO THE REFEREE’S POWER TO

AWARD COSTS TO THE PREVAILING PARTY, THE CREDIT PARTIES WILL PAY THE COST OF THE REFEREE AND ALL COURT REPORTERS.
(v)THE REFEREE SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING APPLICABLE CASE LAW AND STATUTORY LAW. THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE COURT WILL BE APPLICABLE TO THE REFERENCE PROCEEDING. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF, ENTER EQUITABLE ORDERS THAT WILL BE BINDING ON THE PARTIES AND RULE ON ANY MOTION THAT WOULD BE AUTHORIZED IN A COURT PROCEEDING. THE REFEREE SHALL ISSUE A DECISION AT THE CLOSE OF THE REFERENCE PROCEEDING WHICH DISPOSES OF ALL CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE REFERENCE. PURSUANT TO CCP SECTION 644, SUCH DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT OR AN ORDER IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT AND ANY SUCH DECISION WILL BE FINAL, BINDING AND CONCLUSIVE. THE PARTIES RESERVE THE RIGHT TO APPEAL FROM THE FINAL JUDGMENT OR ORDER OR FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE. THE PARTIES RESERVE THE RIGHT TO FINDINGS OF FACT, CONCLUSIONS OF LAWS, A WRITTEN STATEMENT OF DECISION, AND THE RIGHT TO MOVE FOR A NEW TRIAL OR A DIFFERENT JUDGMENT, WHICH NEW TRIAL, IF GRANTED, IS ALSO TO BE A REFERENCE PROCEEDING UNDER THIS PROVISION.
(vi)NEITHER THE INCLUSION OF THIS SECTION 12.3, NOR ANY REFERENCE TO CALIFORNIA LAW CONTAINED HEREIN SHALL BE DEEMED TO AFFECT OR LIMIT IN ANY WAY THE PARTIES’ CHOICE OF NEW YORK LAW.
ARTICLE XXXVII
ARTICLE XXXVIII
ARTICLE XXXIXEFFECTIVE DATE AND TERMINATION
1.Term
. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Credit Party, Agent and each Secured Party, shall become effective on the date hereof and shall continue in full force and effect until December 22, 2019 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon not less than sixty (60) days’ nor more than ninety (90) days’ prior written notice upon payment in full of the Obligations (other than Inchoate Obligations). In the event this Agreement is terminated prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee as set forth in the Fee Letter.
2.Termination
. The termination of the Agreement shall not affect any Borrower’s, Agent’s or any other Secured Party’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations (other than Inchoate Obligations) have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Secured Party hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than Inchoate Obligations) of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights that it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement has been terminated in accordance with its terms and all Obligations (other than Inchoate Obligations) have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than Inchoate Obligations) are indefeasibly paid and performed in full. In the event of the payoff or refinancing of all outstanding Obligations contemporaneously with the termination of all Commitments hereunder, Agent shall confirm the payoff of the Obligations on the date so paid and the termination of the Commitments on the date so terminated in a customary payoff letter satisfactory to Agent in its reasonable discretion

ARTICLE XL
ARTICLE XLI
ARTICLE XLIIREGARDING AGENT
1.Appointment
. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Secured Parties. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the ~~Revolving Credit~~ Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action that exposes Agent to liability or that is contrary to this Agreement or the other Loan Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.
2.Nature of Duties
. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement, or in any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the other Loan Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the other Loan Documents or for any failure of any Credit Party to perform its obligations hereunder. Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of any Credit Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Secured Party; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.
3.Lack of Reliance on Agent and Resignation
. Independently and without reliance upon Agent or any other Secured Party, each Secured Party has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Credit Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Credit Party. Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by the Credit Parties pursuant to the terms hereof. Agent shall not be responsible to any Secured Party for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, ~~collectibility~~collectability or sufficiency of this Agreement or any other Loan Document, or of the financial condition of any Credit Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other Loan Documents or the financial condition of any Credit Party, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers: provided that no consent or approval of Borrowers will be required hereunder if a Default or Event of Default has occurred and is continuing at the time of such designation.
Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” means such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
4.Certain Rights of Agent
. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent has received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Secured Parties shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.
5.Reliance
. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
6.Notice of Default
. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the other Loan Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the other Loan Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Secured Parties. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent has received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Secured Parties.
7.Indemnification
. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
8.Agent in its Individual Capacity
. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Secured Parties.
9.Delivery of Documents
. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement that any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Secured Parties.
10.Borrowers’ Undertaking to Agent
. Without prejudice to their respective obligations to Secured Parties under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Secured Parties or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Secured Parties or the relevant one or more of them pursuant to this Agreement.
11.No Reliance on Agent’s Customer Identification Program
. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Credit Party, its Affiliates or its agents, this Agreement, the other Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures; (b) any record-keeping; (c) comparisons with government lists; (d) customer notices; or (e) other procedures required under the CIP Regulations or such other laws.
12.Other Agreements
. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any deposit accounts of any Credit Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the other Loan Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE XLIII
ARTICLE XLIV
ARTICLE XLVBORROWING AGENCY; GUARANTY
1.Borrowing Agency Provisions
.
(a)Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b)The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.
2.Joint and Several Liability of Borrowers
. Each Borrower hereby agrees as follows.
(a)Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
(b)Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 15.2), it being the intention of each Borrower and the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.
(d)The Obligations of each Borrower under the provisions of this Section 15.2 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
3.Guaranty
.
(a)Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of Borrowers and the other Credit Parties to the Secured Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
(b)Limitation of Guaranty. Any term or provision of this Section 15.3 or any other provision in this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor shall be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under Applicable Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of the Bankruptcy Code or any comparable provisions of Applicable Law (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in clause (c) of Section 15.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under any Guaranty made pursuant to this Section.
(c)Right of Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any guaranteed Obligation exceeding the greater of (i) the amount of the value actually received by such Guarantor and its Subsidiaries from the Advances and the other Obligations and (ii) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the guaranteed Obligations (excluding the amount the amount paid by Borrowers) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such Guarantors on such date.
(d)Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (ii) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (iii) apply such security and direct the order or manner of sale thereof as Agent and the Lenders in their sole discretion may determine; and (iv) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
(e)Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not Borrowers or any other Credit Party or any other person or entity is joined as a party.
(f)Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and all of the commitments of the Lenders hereunder have been terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
(g)Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and all of the commitments of the Lenders hereunder have been terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrowers or any Guarantor or any other Credit Party is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any insolvency proceeding or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
(h)Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Credit Party under any insolvency proceeding, or otherwise, all such amounts shall nonetheless be payable by such Credit Party immediately upon demand by the Secured Parties.
(i)Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrowers and the other Credit Parties and any other guarantor such information concerning the financial condition, business and operations of Borrowers and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of Borrowers or any other Credit Party or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
4.Waivers and Agreements
.
(a)Except as otherwise expressly provided in this Agreement, each Credit Party hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Credit Party hereby waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any other Credit Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Credit Party. Each Credit Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than payment in full of all Obligations. Each Credit Party hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Credit Party in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Credit Party. Without limiting the generality of the foregoing, each Credit Party assents to any other action or delay in acting or failure to act on the part of Agent or any Lender with respect to the failure by any Credit Party to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 15.4 afford grounds for terminating, discharging or relieving any Credit Party, in whole or in part, from any of its Obligations under this Section 15.4, it being the intention of each Credit Party that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Credit Party under this Section 15.4 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Credit Party under this Section 15.4 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Credit Party or Agent or any Lender.
(b)Each Credit Party represents and warrants to Agent and Lenders that such Credit Party is currently informed of the financial condition of the other Credit Parties and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Credit Party further represents and warrants to Agent and Lenders that such Credit Party has read and understands the terms and conditions of this Agreement and the other Loan Documents. Each Credit Party hereby covenants that such Credit Party will continue to keep informed of the other Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(c)Each Credit Party waives, to the maximum extent permitted by law, all rights and defenses that such Credit Party may have because the Obligations are or become secured by Real Property. This means, among other things: (i) Agent and Lenders may collect from such Credit Party without first foreclosing on any Real Property or personal property Collateral pledged by any other Credit Party and (ii) if Agent or any Lender forecloses on any Real Property pledged by any Credit Party: (A) the amount of the Obligations may be reduced only by the price for which such Collateral is sold at the foreclosure sale, even if such Collateral is worth more than the sale price; and (B) Agent and Lenders may collect from such Credit Party even if Agent or Lenders, by foreclosing on any such Real

Property, has destroyed any right such Credit Party may have to collect from the other Credit Parties. This is an unconditional and irrevocable waiver of any rights and defenses such Credit Party may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable statutes.
(d)Each Credit Party understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any Real Property security for the Obligations, that foreclosure could impair or destroy any ability that such Credit Party may have to seek reimbursement, contribution, or indemnification from any other Credit Party or others based on any right such Credit Party may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Credit Party under this Agreement. Each Credit Party further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Credit Party’s rights, if any, may entitle such Credit Party to assert a defense to this Agreement based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Agreement, each Credit Party freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Credit Party will be fully liable under this Agreement even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Credit Party will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Agreement; (iii) acknowledges and agrees that the rights and defenses waived by such Credit Party in this Agreement include any right or defense that such Credit Party may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.
(e)Each Credit Party waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. As provided in Section 16.1 hereof, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing provisions are included solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Agreement or the Obligations.
(f)Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non‑judicial sale or enforcement, without affecting any rights and remedies under this Agreement. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Credit Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Credit Party consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Credit Party might otherwise have had, whether under Section 580(d) of the California Code of Civil Procedure, any comparable statute, or otherwise. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations. Each Credit Party waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Credit Party’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
(g)The provisions of this Section 15.4 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any Credit Party as often as occasion therefor may arise and without requirement on the part of Agent, any Lender, any of their respective successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Credit Party or to exhaust any remedies available to it or them against any Credit Party or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 15.4 shall remain in effect until all of the Obligations shall have been paid in full in accordance with the terms of this Agreement. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Credit Party, or otherwise, the provisions of this Section 15.4 will forthwith be reinstated in effect, as though such payment had not been made.
(h)Until the Obligations (other than Inchoate Obligations) have been paid in full in cash or cash collateralized in accordance with the terms hereof and all of the commitments of the Lenders hereunder have been terminated, each Credit Party hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Credit Party with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or any Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations (other than Inchoate Obligations) have been paid in full in cash. Any claim which any Credit Party may have against any other Credit Party with respect to any payments to Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations (other than Inchoate Obligations) and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Credit Party, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Credit Party therefor.
(i)Each Credit Party hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness or other obligations owing by any Credit Party to any other Credit Party is hereby subordinated to the prior payment in full in cash of the Obligations (other than Inchoate Obligations) in accordance with the terms of this Agreement. Each Credit Party hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Credit Party will not demand, sue for or otherwise attempt to collect any indebtedness of any other Credit Party owing to such Credit Party until the Obligations (other than Inchoate Obligations) shall have been paid in full in cash. If, notwithstanding the foregoing sentence, any Credit Party shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Credit Party as trustee for Agent, and such Credit Party shall deliver any such amounts to Agent for application to the Obligations in accordance with the terms of this Agreement.
(j)Each Credit Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim that such Credit Party may now or hereafter have against the other Credit Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Credit Parties’ property (including any property that is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.
ARTICLE XLVI
ARTICLE XLVII
ARTICLE XLVIIIMISCELLANEOUS
1.Governing Law
. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought against any Credit Party with respect to any of the Obligations, this Agreement, the other Loan Documents or any related agreement may be brought in any court of competent jurisdiction in the City of New York, Borough of Manhattan, State of New York, United States of America, and, by execution and delivery of this Agreement, each Credit Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Credit Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Borrowing Agent at its address set forth in Schedule A and service so made shall be deemed completed five (5) days after the same has been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent, which each Credit Party irrevocably appoints as such Credit Party’s agent for the purpose of accepting service within the State of New York.

Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Secured Party to bring proceedings against any Credit Party in the courts of any other jurisdiction. Each Credit Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Credit Party waives the right to remove any judicial proceeding brought against such Credit Party in any state court to any federal court. Any judicial proceeding by any Credit Party against any Secured Party or any other Indemnitee involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, Borough of Manhattan, State of New York, United States of America; provided, that the Credit Parties may bring counterclaims in any other court in which the original claim was brought by Agent or any Secured Party.
2.Entire Understanding
.
(a)This Agreement and the documents executed concurrently herewith contain the entire understanding between the Credit Parties, Agent and each Secured Party and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Credit Party’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Credit Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)The Required Lenders, Agent with the consent in writing of the Required Lenders, and the Credit Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the other Loan Documents executed by the Credit Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or the Credit Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:
(i)increase the Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Revolving Advance Amount or the Maximum Equipment Loan Amount (or any component thereof).
(ii)extend the maturity of any ~~Revolving Credit Notes~~Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.
(iii)alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b).
(iv)release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $250,000.
(v)change the rights and duties of Agent.
(vi)permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (30) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.
(vii)increase the Advance Rates above the Advance Rates in effect on the Closing Date.
(viii)release any Guarantor.
Any such supplemental agreement shall apply equally to each Secured Party and shall be binding upon the Credit Parties, Secured Parties and all future holders of the Obligations. In the case of any waiver, the Credit Parties and Secured Parties shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default that was waived), or impair any right consequent thereon.

In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.
Notwithstanding (a) the existence of a Default or Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of Required Lenders, voluntarily permit the sum of the outstanding Revolving Advances and the Maximum Undrawn Amount at any time to exceed ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”); provided, that, such outstanding Advances do not exceed the Maximum Revolving Advance Amount. If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances ; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.
In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied, to make Revolving Advances to Borrowers on behalf of Lenders that Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.
3.Successors and Assigns; Participations; New Lenders
.
(a)This Agreement shall be binding upon and inure to the benefit of the Credit Parties, Agent, each Secured Party, all future holders of the Obligations and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.
(b)Each Credit Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof; provided that

Borrowers shall not be required to pay to any Participant more than the amount that it would have been required to pay to Lender that granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder; and provided, further, that in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.
(c)Any Lender, with the consent of Agent (which shall not be unreasonably withheld or delayed), may sell, assign or transfer all or any part of its rights and obligations under or relating to ~~Revolving~~ Advances under this Agreement and the other Loan Documents to one or more Eligible Assignees and one or more Eligible Assignees may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000 (or its entire interest, if less), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(d)Any Lender, with the consent of Agent (which shall not be unreasonably withheld or delayed), may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to ~~Revolving~~ Advances under this Agreement and the other Loan Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(e)Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(f)Each Credit Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Credit Party that has been delivered to such Lender by or on behalf of such Credit Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Credit Party.
4.Application of Payments
. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Credit Party makes a payment or Agent or any Secured Party receives any payment or proceeds of the Collateral for any Credit Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Secured Party.
5.Indemnity
. Each Credit Party shall indemnify each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any Indemnitee in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents, whether or not any Indemnitee is a party thereto, except to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any Indemnitees by any Person under any Environmental Laws or similar laws by reason of any Credit Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by any Secured Party or the Credit Parties on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, the Credit Parties will pay (or will promptly reimburse Secured Parties for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 16.5 harmless from and against all liability in connection therewith.
6.Notice
. Any notice or request hereunder may be given to Borrowing Agent or any Credit Party or to Agent or any Lender at their respective addresses set forth in Schedule A or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16.6. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail” or.pdf) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule A or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:
(a)In the case of hand-delivery, when delivered;
(b)If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d)In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)In the case of electronic transmission, when actually received;
(f)In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(g)If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to Borrowing Agent or any Credit Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.
7.Survival
. The obligations of the Credit Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), and 16.5 and the obligations of Lenders under Section 14.7, shall survive termination of this Agreement and the other Loan Documents and payment in full of the Obligations.
8.Severability
. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
9.Expenses
. All reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees (including the allocated costs of in-house counsel, one primary counsel to Agent and, if necessary, one local counsel in any relevant jurisdiction) and disbursements incurred by Agent on its behalf or on behalf of Secured Parties, including all costs and expenses incurred (and including in or in connection with or anticipation of an insolvency proceeding, reorganization, or any similar proceeding): (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement and the other Loan Documents or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder and under the other Loan Documents and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Credit Party, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and under the other Loan Documents and all related agreements, documents and instruments, may be charged to Borrowers’ Account and shall be part of the Obligations, or (f) in connection with any inspections or appraisal conducted pursuant to Section 4.10, provided that absent the occurrence and continuation of an Event of Default, only four collateral appraisals (other than desk top appraisals) during any 12 month period following the Closing Date shall be at the expense of the Borrowers.
10.Injunctive Relief
. Each Credit Party recognizes that, in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Secured Parties; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
11.Consequential Damages
. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Credit Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any other Loan Document.
12.Captions
. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
13.Counterparts; Facsimile Signatures
. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.
14.Construction
. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
15.Confidentiality; Sharing Information
.
Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, that Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process, and (d) in connection with the enforcement of its rights under this Agreement and the other Loan Documents; provided, further that (i) unless specifically prohibited by Applicable Law or court order, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Credit Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Credit Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.
Each Credit Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Credit Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Credit Party hereby authorizes each Lender to share any information delivered to such Lender by such Credit Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.
16.Publicity
. Each Credit Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among the Credit Parties, Agent and Lenders, including announcements that are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate. No Lender may make any such announcement without the prior written consent of Agent, such consent to be given or withheld in Agent’s sole and absolute discretion.
17.Certifications From Banks and Participants; USA PATRIOT Act

. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) as such other times as are required under the USA PATRIOT Act.
[Signature Pages Follow; Remainder of Page Intentionally Left Blank]
53708450_~~14~~15
53708450_16
Each of the parties has signed this Agreement as of the day and year first above written.
BORROWERS:
VIRCO MFG. CORPORATION,
a Delaware corporation

By:_____/s/Robert E. Dose_______
Name:     Robert E. Dose

Title:	Vice President Finance,
Treasurer and Secretary

VIRCO INC.,
a Delaware corporation

By:_____/s/Robert E. Dose_______
Name:     Robert E. Dose
Title:    Vice President Finance,
Treasurer and Secretary

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:_____/s/Jeanette Vandenbergh___
Name:    Jeanette Vandenbergh
Title:    Vice President

Commitment Percentage (Revolving Advances): 100%
Commitment Percentage (Equipment Loans): 100%

53708450_~~14~~16

Schedule A
Notice Address

Notice Address for Agent:

PNC Bank, National Association
Two North Lake Avenue, Suite 440
Pasadena, California 91101
Attention:    Relationship Manager (Virco Mfg. Corporation)
Telephone:    (626) 432-7546
Facsimile:    (626) 432-4589

with a copy (which shall not constitute notice) to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219

Attention:	Lisa Pierce

Telephone:	(412) 762-6442

Facsimile:	(412) 762-8672

with an additional copy to:

McGuireWoods LLP
1800 Century Park East, 8th Floor
Los Angeles, California 90067
Attention:    Gary Samson, Esq.
Telephone:    (310) 315-8248
Facsimile:    (310) 956-3148
Email:        gsamson@mcguirewoods.com

Notice Address for Credit Parties:

Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501
Attention:    Robert E. Dose
VP Finance
Facsimile:    (310)533-1906
Attention:    Robert E. Dose

Virco Inc.
2027 Harpers Way
Torrance, California 90501
Attention:    Robert E. Dose
VP Finance
Facsimile:    (310)533-1906
Attention:    Robert E. Dose
Document comparison by Workshare 9 on Friday, June 02, 2017 10:17:02 AM

Input:
Document 1 ID	interwovenSite://DMSPROXY/Active/53708450/14
Description	#53708450v14<Active> - VIRCO: Conformed Copy of Credit Agreement
Document 2 ID	interwovenSite://DMSPROXY/Active/53708450/16
Description	#53708450v16<Active> - VIRCO: Conformed Copy of Credit Agreement
Rendering set	MW Standard

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Exhibit B

84785966

EQUIPMENT NOTE

$2,500,000                                            March 13, 2017

This EQUIPMENT NOTE (this “Note”) is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as such agreement may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), among VIRCO MFG. CORPORATION, a corporation organized under the laws of the State of Delaware (“VMC”), VIRCO INC., a corporation organized under the laws of the State of Delaware (“Virco” and, together with VMC and each Person that becomes a party hereto pursuant to Section 7.12 as a borrower, each a “Borrower”, and collectively “Borrowers”), the Persons from time to time party hereto pursuant to Section 7.12 as a guarantor, the financial institutions that are now or that hereafter become a party hereto (collectively, “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”). Initially capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
FOR VALUE RECEIVED, Borrowers hereby promise to pay to the order of PNC Bank, national association, at the office of Agent specified in the Credit Agreement or at such other place as Agent may from time to time designate, in accordance with the Credit Agreement, to Borrowing Agent in writing:
(i)    the principal sum of $2,500,000, or such other amount thereof as may be from time to time advanced under the Equipment Loans and pursuant to the terms of the Credit Agreement (the “Principal Amount”), subject to acceleration upon the occurrence of an Event of Default or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii)    interest on the Principal Amount of this Note from time to time outstanding until such Principal Amount is paid in full at the applicable Equipment Loan Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by Applicable Law. During the existence of an Event of Default, at the option of Agent or the Required Lenders, interest shall be payable at the Default Rate.

This Note is an Equipment Note under and as defined in the Credit Agreement and is secured by the Liens granted pursuant to the Credit Agreement and the other Loan Documents, is entitled to the benefits of the Credit Agreement and the other Loan Documents, and is subject to all of the agreements, terms, and conditions therein contained.
This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.
If an Event of Default under Section 10.6 of the Credit Agreement occurs, this Note shall immediately become due and payable, without notice on demand, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof and if any other Event of Default occurs, this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice on demand, in each case together with expenses and costs as provided in the Credit Agreement.
This Note shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. This governing law election has been made in reliance of the Applicable Law. Borrowers hereby irrevocably consent to the non-exclusive jurisdiction of any state or federal court located in the County of New York, State of New York in any and

all actions and proceedings whether arising hereunder, under the Credit Agreement, any Other Document or undertaking. Borrowers waive any objection to improper venue and forum non-conveniens to proceedings in any such court and all rights to transfer for any reason. Without limiting the applicability of any other provision of this Note, the terms of Section 12.3 of the Credit Agreement shall apply to this Note, mutatis mutandis.
Borrowers expressly waive any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind except as expressly provided in the Credit Agreement.
IN WITNESS WHEREOF, each Borrower has duly executed this Note as of the date first written above.

[Signature pages follow]

BORROWERS:
VIRCO MFG. CORPORATION,
a Delaware corporation

By:_____/s/Robert E. Dose_______
Name:     Robert E. Dose

Title:	Vice President Finance,
Treasurer and Secretary

VIRCO INC.,
a Delaware corporation

By:_____/s/Robert E. Dose_______
Name:     Robert E. Dose
Title:    Vice President Finance,
Treasurer and Secretary